Exhibit 10.16

EXECUTION VERSION

REVOLVING LOAN AND SECURITY AGREEMENT

DATED AS OF MARCH 19, 2020

BY AND AMONG

KRE JAG ONE UPLAND OWNER LLC,

AS BORROWER,

JPMORGAN CHASE BANK, N.A.,

AS ADMINISTRATIVE AGENT,

THE LENDERS REFERENCED HEREIN,

AND

JPMORGAN CHASE BANK, N.A.

AS SOLE BOOKRUNNER AND SOLE LEAD ARRANGER

JPMORGAN REAL ESTATE BANKING

i

ARTICLE VI REPRESENTATIONS AND WARRANTIES		50

6.01	Representations and Warranties	50
6.02	Nature of Representations and Warranties	52

ARTICLE VII INSURANCE AND CONDEMNATION		52

7.01	Insurance and Casualty	52
7.02	Condemnation and Other Awards	56

ARTICLE VIII DEFAULTS		56

8.01	Defaults	56

ARTICLE IX ACCELERATION AND REMEDIES		59

9.01	Acceleration	59
9.02	Other Remedies	59
9.03	Curing of Defaults	60

ARTICLE X ADMINISTRATIVE AGENT		60

10.01	Authorization and Action	60
10.02	Administrative Agent’s Reliance, Indemnification, Etc.	62
10.03	Posting of Communications	63
10.04	Administrative Agent Individually	64
10.05	Successor Administrative Agent	64
10.06	Acknowledgements of Lenders	65
10.07	Collateral Matters	65
10.08	Credit Bidding	65
10.09	Lender Reply Period	66
10.10	Foreclosure	67
10.11	Certain ERISA Matters	67
10.12	Compliance with Flood Laws	68

ARTICLE XI MISCELLANEOUS		69

11.01	Notices	69
11.02	Waivers; Amendments	70
11.03	Expenses; Indemnity; Damage Waiver	71
11.04	Successors and Assigns	72
11.05	Survival	75
11.06	Counterparts; Integration; Effectiveness; Electronic Execution	76
11.07	Severability	76
11.08	Right of Setoff	76
11.09	Governing Law; Jurisdiction; Consent to Service of Process	77
11.10	WAIVER OF JURY TRIAL	77
11.11	Headings	78
11.12	Confidentiality	78
11.13	Interest Rate Limitation	78
11.14	USA Patriot Act	78
11.15	No Fiduciary Duty, Etc	79
11.16	Replacement Documentation	79
11.17	Swap Agreements	79
11.18	Statements	80
11.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	80
11.20	Acknowledgement Regarding Any Supported QFCs	80

ii

EXHIBITS

Schedule 1.01(a)	—	Lenders
Schedule 1.01(b)	—	Borrower’s Organizational Chart
Schedule 3.18	—	Eligible Real Estate Qualification Documents
Exhibit A	—	Legal Description
Exhibit B	—	Promissory Note
Exhibit C	—	Intentionally Omitted
Exhibit D	—	Assignment and Assumption
Exhibit E-1	—	Form of Borrower Compliance Certificate
Exhibit E-2	—	Form of Guarantor Compliance Certificate
[Exhibit F-1	—	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)]
[Exhibit F-2	—	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)]
[Exhibit F-3	—	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)]
[Exhibit F-4	—	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)]

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REVOLVING LOAN AND SECURITY AGREEMENT

THIS REVOLVING LOAN AND SECURITY AGREEMENT (the “Agreement”) dated as of this 19th day of March, 2020, is by and among KRE JAG ONE UPLAND OWNER LLC, a Delaware limited liability company (“Borrower”), JPMORGAN CHASE BANK, N.A., a national banking association (“JPMorgan”) in its capacity as Administrative Agent (as hereinafter defined) and Lenders (as hereinafter defined).

RECITALS

WHEREAS, Borrower owns or is acquiring all of that certain real property located in the Town of Norwood, County of Norfolk and Commonwealth of Massachusetts more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “Property”) along with the improvements located thereon consisting of a 262 unit multifamily apartment complex (the “Improvements”); and

WHEREAS, Borrower has requested, and Lenders have agreed to provide, financing to Borrower on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

1.01    Definitions.

The following terms shall have the following meanings:

“ABR” when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, bear interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Advance for the relevant Interest Period, or for any ABR Advance, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan, in its capacity as administrative agent for Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.

“Advance” means a borrowing hereunder, (a) made by Lenders on the same Borrowing Date in the full amount of the Commitments on the Closing Date, and thereafter subject to and in accordance with this Agreement, or (b) converted or continued by Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Indemnitee” has the meaning assigned to it in Section 11.03(c).

“Aggregate Commitment” means, as of any date of determination, the aggregate of the Commitments of all the Lenders; provided, however, with respect to any Advance requested by Borrower following the date of this Agreement, in no event shall the Lenders be obligated to make any Advance which, together with the unpaid principal amount all Loans existing as of the date of the requested Advance, would cause the unpaid principal amount of all Loans to exceed the least of (i) Sixty-Seven Million Six Hundred Thousand and 00/100 Dollars ($67,600,000), subject to the provisions of Section 3.17, (ii) 65.0% of the Appraised Value of the Property and, if applicable, other Eligible Real Estate that has become Collateral for the Loan, and (iii) the amount that would result in a Debt Service Coverage Ratio of less than 1.15 to 1.00 for the Property and, if applicable, other Eligible Real Estate that has become Collateral for the Loan. As of the date hereof, the Aggregate Commitment is Sixty-Seven Million Six Hundred Thousand and 00/100 Dollars ($67,600,000).

“Agreement” has the meaning assigned to it in the Preamble.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.09 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 3.09(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Annual Debt Service” means, as of any date of determination, annual debt service on a loan with a principal amount equal to the greater of (i) the outstanding principal balance of all unpaid Loans on such date of determination, or (ii) the outstanding principal balance of all unpaid Loans on such date of determination plus the amount of any Advance requested pursuant to Section 3.02, assuming (a) a fixed rate of interest per annum equal to the greatest of (i) the Eurodollar Rate as of such date of determination for a loan in such amount with an Interest Period equal to one (1) month, (ii) the annual yield to maturity as of such date of determination of a ten (10) year United States Treasury Note in the amount of such loan plus two percent (2.0%) per annum, or (iii) five and one quarter percent (5.25%) per annum, and (b) amortization of such loan in equal monthly payments of principal and interest over a period of thirty (30) years.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, for any day, (a) with respect to Eurodollar Advances, the rate per annum set forth below under the heading “Eurodollar Margin” opposite the applicable period then in effect, and (b) with respect to Floating Rate Advances, the rate per annum set forth below under the heading “Floating Rate Margin” opposite the applicable period then in effect; provided, however, that no reduction in the Applicable Margin shall occur after the occurrence and during the continuance of a Default:

Period	Eurodollar Margin	Floating Rate Margin
During a High Debt Yield Margin Period	1.50%	.50%
During a Low Debt Yield Margin Period	1.75%	.75%

“Applicable Parties” has the meaning assigned to it in Section 10.03(c).

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that in the case of Section 11.11 when a Defaulting Lender shall exist, “Applicable Percentage” means the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Appraisal” means a written statement setting forth an opinion of the market value of the Mortgaged Property that (i) has been independently and impartially prepared by a qualified appraiser directly engaged by Administrative Agent, (ii) complies with all applicable federal and state laws and regulations dealing with appraisals or valuations of real property, and (iii) has been reviewed as to form and content and approved by Administrative Agent, in its reasonable discretion.

“Appraised Value” means the “as-is” dollar value of the Project, as determined by the Required Lenders based upon their review of an Appraisal.

“Approved Electronic Platform” has the meaning assigned to it in Section 10.03(a).

“Approved Fund” has the meaning assigned to such term in Section 11.04.

“Arranger” means JPMorgan Chase Bank, N.A. in its capacity as a sole bookrunner and sole lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.04 hereof), and accepted by Administrative Agent, in the form of Exhibit D attached hereto or any other form (including electronic records generated by the use of an electronic platform) approved by Administrative Agent.

“Assignment of Rents” means the Assignment of Leases and Rents of even date herewith executed by Borrower in favor of Administrative Agent, for the benefit of Lenders, as amended from time to time.

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Commitment” means an amount equal to the excess, if any, of (a) the Aggregate Commitment then in effect minus (b) the outstanding principal amount of the Loans then outstanding.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business, appointed for it, or, in the good faith determination of Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment , or has had any order for relief in such proceeding entered in respect thereof provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by Administrative Agent and Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Eurodollar Rate).

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(1)     in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate, for which Administrative Agent shall endeavor to provide reasonable prior written notice to Borrower:

(1)    a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, in each case which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; and/or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Administrative Agent or the Required Lenders, as applicable, by notice to Borrower, Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 3.09 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 3.09.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning set forth in the preamble.

“Borrower’s Equity Requirement” means the amount described in Section 2.02(b)(xxi).

“Borrower Financing Statement” means the UCC financing statement covering the security interests in personal property granted by Borrower to Administrative Agent for the benefit of Lenders in the Loan Documents for filing with the Secretary of State of the State of Delaware.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Request” means a request by Borrower for an Advance in accordance with Section 3.02 hereof.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Advance, the term “Business Day” shall also exclude any day on which banks are not open for general business in London.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Certification of Non-Foreign Status” means an affidavit, signed under penalty of perjury by an authorized officer of Borrower, stating (a) that Borrower is not a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate,” as those terms are defined in the Code and the regulations promulgated thereunder, (b) Borrower’s U.S. employer identification number, and (c) the address of Borrower’s principal place of business. Such affidavit shall be consistent with the requirements of the regulations promulgated under Section 1445 of the Code, and shall otherwise be in form and substance acceptable to Administrative Agent.

“Change in Law” means the occurrence, after the date of this Agreement of: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 3.10(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning set forth in Section 11.13 hereof.

“Closing Date” is the date of the disbursement of the Loan.

“Co-Borrower” means a Potential Co-Borrower that becomes a borrower, together with Borrower, under this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the property, rights and interests of Borrower and, if applicable a Co-Borrower, which are subject to the security interests, security title, liens and mortgages created by the Loan Documents, including, without limitation, the Mortgaged Property.

“Commitment” means, for each Lender, the amount set forth on Schedule 1.01(a) opposite such Lender’s name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 11.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable, and giving effect to any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The initial aggregate amount of the Lenders’ Commitments is Sixty-Seven Million Six Hundred Thousand and 00/100 Dollars ($67,600,000).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to it in Section 10.03.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by Administrative Agent in accordance with:

(1)    the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)    if, and to the extent that, Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided, further, that if Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”

“Comprehensive Permit Documents” means collectively: (i) the Comprehensive Permit issued by the Norwood Zoning Board of Appeal pursuant to Massachusetts General Laws, Chapter 40B, Section 20 and 23, as amended, pursuant to that certain Norwood Zoning Board of Appeal Decision and recorded with the Norfolk County Registry of Deeds on December 10, 2013 in Book 31953, Page 301; (ii) the Regulatory and Affordable Housing Agreement between Campanelli Thorndike Norwood LLC and Massachusetts Housing Partnership Fund Board dated August 18, 2014 and recorded with the Norfolk County Registry of Deeds on August 28, 2014 in Book 32509, Page 420, as amended by First Amended and Restated Chapter 40B Regulatory and Affordable Housing Agreement for Limited Dividend Organizations, dated October 25, 2017 and recorded October 26, 2017 in Book 35548, Page 201; (iii) the Town Regulatory Agreement between The Town of Norwood and Campanelli Thorndike Norwood LLC dated as of August 7, 2014 and recorded with the Norfolk County Registry of Deeds on August 28, 2014 in Book 32509, Page 442; and (iv) all other documents in connection with the foregoing to which Borrower is a party or bound.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.

“Cottonwood REIT” means Cottonwood Communities, Inc., a Maryland corporation.

“Cottonwood REIT Change of Control” means (i) Daniel Shaeffer and Chad Christensen cease to be members of the board of directors of Cottonwood REIT; provided, however, the death or incapacity of one of these directors will not constitute a Cottonwood REIT Change of Control if Administrative Agent provides its written consent to a replacement director and (ii) with respect to the independent directors of Cottonwood REIT, the replacement (other than solely by reason of retirement at age fifty-five (55) or older, death or disability) of more than fifty percent (50%) (or such lesser percentage as is required for decision-making by the board of directors or an equivalent governing body) of the members of the board of directors (or an equivalent governing body) of Cottonwood REIT, over a one-year period from the directors who constituted such board of directors at the beginning of such period and such replacement shall not have been approved by a vote of at least a majority of the board of directors of Cottonwood REIT, then still in office who either were members of such board of directors at the beginning of such one-year period or whose election as members of the board of directors was previously so approved (it being understood and agreed that in the case of any entity governed by a trustee, board of managers, or other similar governing body, the foregoing shall apply thereto by substituting such governing body and the members thereof for the board of directors and members thereof, respectively).

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 11.20.

“Credit Party” means Administrative Agent or any other Lender.

“Debt Service Coverage Ratio” means, as of any determination date, the ratio of NOI as of such determination date to Annual Debt Service as of such determination date.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies or recourse of creditors generally, including without limitation, the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loans.

“Debt Yield” means, as of any date of determination, NOI divided by the aggregate then-outstanding principal balance of the Loans. Debt Yield will be measured quarterly by Borrower’s delivery of a Compliance Certificate in accordance with Section 4.09(a)(iii) of this Agreement, and Administrative Agent’s confirmation thereof.

“Default” has the meaning assigned to it in Section 8.01 hereof.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loan, or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless in the case of clause (i) above, such Lender notifies Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding has not been satisfied; (b) has notified Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c), upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and Administrative Agent; or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Dollars” or “$” refers to lawful money of the United States of America.

“Early Opt-in Election” means the occurrence of:

(1)    (i) a determination by Administrative Agent or (ii) a notification by the Required Lenders to Administrative Agent (with a copy to Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.09 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2)    (i) the election by Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Administrative Agent of written notice of such election to Borrower and the Lenders or by the Required Lenders of written notice of such election to Administrative Agent.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Real Estate” means Real Estate which is :

(a)    (i) wholly-owned in fee by a Co-Borrower or Potential Co-Borrower, together with such easements, rights-of-way, and other similar appurtenances required for the operation of such fee property, (ii) free from any material structural, environmental and/or title defects, (iii) otherwise free of any Liens (other than Permitted Encumbrances), and (iv) a Co-Borrower or a Potential Co-Borrower has the right to take the following actions without the need to obtain the consent of any Person: (A) to create Liens on such Property as security for Indebtedness of Co-Borrower or a Potential Co-Borrower, and (B) to sell, transfer or otherwise dispose of such Real Estate;

(b)    a completed multi-family property located within the forty-eight (48) contiguous States of the United States or the District of Columbia (but does not constitute raw land or developed land on which “ground-up” construction of improvements is ongoing and has not otherwise been completed in accordance with the related plans and specifications therefor) and has an Occupancy Rate of at least 80%;

(c)    as to which all of the representations set forth in Article VI of this Agreement concerning the Collateral are true and correct in all material respects; and

(d)    or will upon the completion and delivery of Eligible Real Estate Qualification Documents be subject to a Mortgage and as to which Administrative Agent has received and approved all Eligible Real Estate Qualification Documents, or will receive and approve them prior to inclusion of such Real Estate as Collateral.

“Eligible Real Estate Qualification Documents” are described in Schedule 3.18 attached hereto.

“Employee Benefit Plan” means an employee benefit plan as defined in Section 3(3) of ERISA, maintained, sponsored by or contributed to by Borrower or any ERISA Affiliate.

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement of even date herewith executed by Borrower and Guarantor in favor of Administrative Agent, for the benefit of Lenders, as amended from time to time.

“Environmental Laws” means any local, state or federal law, rule (having the effect of law), regulation or order (having the effect of law) relating to the manufacture, storage, use, handling, discharge, transport, disposal, treatment or clean-up of hazardous or toxic substances or materials, including, without limitation, “CERCLA”, “RCRA”, or state superlien or environmental clean-up statutes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 3.08(c) hereof, bears interest at the applicable Eurodollar Rate.

“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 3.08(c) hereof, bears interest at the applicable Eurodollar Rate.

“Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, a per annum rate of interest equal to the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin.

“Excluded Swap Obligation” means, with respect to Guarantor, any Swap Obligation if, and to the extent that, all or a portion of any Guarantee of Guarantor of, or the grant by Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time any Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 3.14(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.12(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time) and as published on the next succeeding Business Day by NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“FEMA” means the Federal Emergency Management Agency, or its successor agency..

“First Extended Maturity Date” has the meaning set forth in Section 3.15(a) hereof.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 3.08(c) hereof, bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 3.08(c) hereof, bears interest at the Floating Rate.

“Floating Rate” means, for any day, a rate per annum equal to the Alternate Base Rate for such day plus the Applicable Margin for such day.

“Flood Laws” means the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, the Biggert-Waters Flood Insurance Act of 2012, as such statutes may be amended or re-codified from time to time, any substitution therefor, any regulations promulgated thereunder, and all other Legal Requirements relating to flood insurance.

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.

“Form Lease” means the form of lease for the Improvements or any portion thereof to be reviewed and approved by Administrative Agent.

“Future Commitment” has the meaning assigned to it in Section 3.16(e) hereof.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” initially means Cottonwood Communities, O.P., LP., a Delaware limited partnership; provided, however, Borrower shall have the right to provide a substitute Guarantor to become the “Guarantor” provided that such substitute is acceptable to Administrative Agent and Lenders in their sole discretion, and in connection therewith, Administrative Agent and Lenders hereby conditionally approve Cottonwood REIT as a substitute Guarantor, subject, however to the satisfaction of the Substitute Guarantor Conditions as of the date Borrower proposes Cottonwood REIT to become the “Guarantor”.

“Hazardous Substances” shall have the meaning set forth in the Environmental Indemnity Agreement.

“High Debt Yield Margin Period” means any applicable period that is not a Low Debt Yield Margin Period, including the period from and after the date hereof.

“IBA” has the meaning assigned to such term in Section 1.03.

“Impacted Interest Period” has the meaning set forth in the definition of “LIBO Rate”.

“Improvements” shall have the meaning ascribed to it in the preamble.

“Increase Effective Date” shall have the meaning ascribed to it Section 3.17(d).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (k) all Swap Obligations. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 11.03(b) hereof.

“Ineligible Institution” has the meaning assigned to it in Section 11.04.

“Initial Maturity Date” means March 19, 2023.

“Interest Election Request” means a request by Borrower to convert or continue an Advance in accordance with Section 3.04 hereof.

“Interest Payment Date” means the fifth (5th) day of each month and the Maturity Date.

“Interest Period” means with respect to any Eurodollar Advance, the period commencing on the date of such Eurodollar Advance and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of an Advance initially shall be the date on which such Advance is made and thereafter shall be the effective date of the most recent conversion or continuation of such Advance.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“IRS” means the United States Internal Revenue Service.

“JPMorgan” has the meaning set forth in the preamble.

“Lease” means any lease or other agreement for the use and occupancy of all or any portion of the Improvements, whether now in existence or hereafter arising.

“Legal Requirements” means any and all judicial decisions, statutes, rulings, directions, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Borrower or the Property or Improvements, including, without limitation, the ownership, division, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender Reply Period” has the meaning assigned to it in Section 11.09 hereof.

“Lenders” means the Persons listed on Schedule 1.01(a) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise; provided, however, Administrative Agent shall endeavor to provide reasonable prior written notice to Borrower of the intent for any Person other than the Person listed on Schedule 1.01(a) as of the date hereof to become a party hereto.

“Lessee” means a tenant under a Lease.

“LIBO Rate” means, with respect to any Eurodollar Advance for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided, that if the LIBO Screen Rate shall not be available at such time for Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Advance for any Interest Period, the London interbank offered rate administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters Screen or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by Administrative Agent from time to time in its reasonable discretion, provided, that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Guaranty” means the Guaranty of even date herewith executed by Guarantor in favor of Administrative Agent, for the benefit of Lenders, as amended from time to time, evidencing guaranties by the Guarantor with respect to certain acts of Borrower.

“Loan” or “Loans” means, with respect to any Lender, any loans made by such Lender pursuant to this Agreement (or any conversion or continuation thereof).

“Loan Documents” means this Agreement, including schedules and exhibits hereto, the Notes, the Mortgage, the Assignment of Rents, the Limited Guaranty, the Environmental Indemnity Agreement, the Property Manager Subordination Agreement, and any and all other documents now or hereafter executed by Borrower, Guarantor or any other guarantor of the Obligations or any portion thereof evidencing, guarantying, securing or otherwise pertaining to the Obligations including any amendments, modifications or supplements thereto or waivers thereof, legal opinions issued in connection with the other Loan Documents, UCC filings, and any other documents prepared in connection with the other Loan Documents, if any; provided, however, that Swap Agreements between Borrower and any Lender or Affiliate of any Lender shall not constitute Loan Documents.

“Loan Fee” has the meaning set forth in Section 3.07(a).

“Loan-to-Value Ratio” means the ratio, expressed as a percentage, of (a) the Aggregate Commitment to (b) the Appraised Value.

“Low Debt Yield Margin Period” means any applicable period beginning with the first day of the first Interest Period following the date on which Borrower has demonstrated to Administrative Agent by delivery of a Compliance Certificate pursuant to Section 4.09(a)(iii) that the Debt Yield with respect to the period covered by such Compliance Certificate is less than 8.0%, and ending on the last day of the first Interest Period following the date on which Borrower has demonstrated to Administrative Agent by delivery of a Compliance Certificate pursuant to Section 4.09(a)(iii) that the Debt Yield for the period covered by such Compliance Certificate equals or exceeds 8.0%.

“Material Borrower Indebtedness” has the meaning set forth in Section 8.01(aa) hereof.

“Material Guarantor Indebtedness” has the meaning set forth in Section 8.01(x) hereof.

“Maturity Date” means the Initial Maturity Date as such date may be extended pursuant to Section 3.15 hereof.

“Maximum Rate” has the meaning set forth in Section 11.13 hereof.

“Mortgage” means the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith executed by Borrower in favor of Administrative Agent, for the benefit of Lenders, as amended from time to time.

“Mortgaged Property” means the Property, the Improvements and all other property of Borrower subject to a Lien or security interest granted by any of the Loan Documents.

“Net Casualty Proceeds” shall have the meaning set forth in Section 7.01(g)(ii) hereof.

“Net Condemnation Proceeds” shall have the meaning set forth in Section 7.02 hereof.

“New Investor” means any Person which is either (i) not a wholly owned subsidiary of Guarantor or (ii) not specifically identified in Borrower’s organizational chart attached hereto as Schedule 1.01(b).

“NOI” means, as of any date of determination, an amount equal to (i) Total Revenues, as of such date of determination, minus (ii) Property Operating Expenses as of such date of determination, in each case construed in accordance with GAAP consistently applied.

“Non-Defaulting Lender” means any Lender, as determined by Administrative Agent, that is not a Defaulting Lender.

“Notes” means the Promissory Notes executed by Borrower in favor of each of the Lenders, substantially in the form of Exhibit B, as amended from time to time.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if both such rates are not so published for any day that is a Business Day, the term “NYFRB Rate” means the rate quoted for such day, for a federal funds transaction at 11:00 a.m. on such day received by Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means (i) all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other indebtedness, liabilities, or obligations of Borrower to the Lenders or to any Lender, Administrative Agent or any indemnified party arising under the Loan Documents, and (ii) all Swap Obligations under Swap Agreements with one or more Lenders or their respective Affiliates, provided that at or prior to the time that any transaction relating to such Swap Obligation is executed, the Lender counterparty thereto (other than JPMorgan or its Affiliates) shall have delivered written notice to Administrative Agent that such a transaction has been or will be entered into and, subject to Administrative Agent’s prior approval in its reasonable discretion, such Swap Obligation shall constitute an Obligation entitled to the benefits of the liens and guaranties provided by the Loan Documents, provided, however, that the definition of ‘Obligations’ shall exclude any Excluded Swap Obligations of any Guarantor for purposes of determining any obligations of any Guarantor.

“Occupancy Rate” means, with respect to any Real Estate at any time, the ratio, expressed as a percentage, of (a) the number of units actually leased to non-Affiliate tenants who are not subject to a Bankruptcy Event and who are paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default with respect to regularly scheduled payments in excess of $500.00 has occurred and has continued unremedied for sixty (60) or more days to (b) the aggregate number of units of such property. For purposes of this definition, a tenant shall be deemed to actually occupy Real Estate notwithstanding a temporary cessation of operations for renovations, repairs or other temporary reason.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Costs” means the costs and expenses for the operation and maintenance of the Property and the Improvements.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.14).

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning set forth in Section 11.04(c)(i) hereof.

“Participant Register” has the meaning assigned to such term in Section 11.04(c)(i).

“Patriot Act” has the meaning assigned to it in Section 11.14.

“Permits” means all permits, licenses, certificates and approvals now or hereafter issued to Borrower for the operation of the Mortgaged Property.

“Permitted Encumbrances” means (a) Liens and security interests granted pursuant to the Loan Documents, (b) the items set forth on Schedule B of the Title Policy, (c) customary easements entered into by Borrower in connection with the development and operation of the Mortgaged Property which Administrative Agent has determined would have no material adverse effect on the use or value of the Mortgaged Property, (d) documents required to be recorded by applicable law which have no material adverse effect on the use or value of the Mortgaged Property, (e) Leases executed in accordance with the terms of this Agreement, (f) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (g) such other title and survey exceptions as Administrative Agent approves pursuant to the provisions of this Agreement, and (h) equipment leases for equipment which is not affixed to the Land or Improvements used at the Property so long as the same are secured, if at all, solely by the subject equipment leased thereunder, and the obligations of Borrower with respect thereto constitute Permitted Indebtedness hereunder.

“Permitted Indebtedness” means (a) the Obligations, (b) unsecured letters of credit or guarantees required by Governmental Authorities in connection with the construction of the Improvements, (c) trade debt incurred in the ordinary course of operation of the Mortgaged Property in such amounts as are normal and reasonable under the circumstances, provided that such debt is not evidenced by a note and is paid when due and provided in any event that the outstanding principal balance of such debt shall not exceed at any one time one percent (1%) of the outstanding Aggregate Commitment, (d) equipment leases entered into in the ordinary course of the operation of the Mortgaged Property and (e) Leases executed in accordance with the terms of this Agreement.

“Permitted Transfers” means any of the following transfers, which shall be permitted without the consent of Administrative Agent or any Lender, provided that (i) at all times Cottonwood REIT Controls Borrower and Guarantor and directly or indirectly owns twenty-five percent or more of the equity interests in Borrower and Guarantor, (ii) no Cottonwood REIT Change of Control has occurred or will occur as a result of the transfer in question, (iii) Property Manager, or another property manager approved by Administrative Agent and the Lenders is the property manager of the Property, and (iv) the Permitted Transfer Conditions are satisfied:

1.    The issuance, sale, conveyance, transfer or other disposition of any shares (the “REIT Shares”) of common, preferred or other series of stock in Cottonwood REIT;

2.    The issuance, sale, conveyance, assignment, pledge, transfer or other disposition of any limited partnership interests (the “OP Interests”) in Guarantor;

3.    Registering the REIT Shares or the OP Interests with the Securities and Exchange Commission pursuant by a filing of a Form S-11 Registration Statement or otherwise; or

4.    Any sale, transfer or conveyance of any direct or indirect ownership interest in Borrower or Guarantor to any Affiliate of Borrower of Guarantor, respectively.

“Permitted Transfer Conditions” means all of the following:

1.    Except with respect to transfers permitted pursuant to paragraphs 1, 2 or 3 of the definition of “Permitted Transfers”, no Default shall exist under any of the Loan Documents;

2.    No such transfer would result in the breach of the representations and warranties in Sections 6.01(n), or would result in a violation of any Legal Requirement applicable to any Lender;

3.    Administrative Agent shall have received, prior to any transfer to a New Investor acquiring twenty-five percent (25%) or more of the direct or indirect interests in Borrower, notice of the proposed transfer and such information and documentation regarding any New Investor acquiring twenty-five percent (25%) or more of the direct or indirect interests in Borrower as may be reasonably requested by Administrative Agent in order to comply with any Legal Requirements applicable to Administrative Agent or any Lender and any related internal policies and procedure;

4.    With respect to any New Investor who acquires twenty-five percent (25%) or more of the direct or indict interests in Borrower, Administrative Agent shall have determined, in its sole and absolute discretion, that such transfer to each New Investor who acquires twenty-five percent (25%) or more of the direct or indict interests in Borrower will satisfy the conditions specified in clauses (2) and (3) above and will not impose any potential liability or claim upon Administrative Agent or any Lender (including the imposition of any Taxes, fines, penalties or other sanctions of any domestic or foreign Governmental Authority);

5.    Except for transfers permitted pursuant to paragraphs 1, 2 or 3 of the definition of “Permitted Transfer”, Borrower shall provide Administrative Agent with notice of the transfer no later than ten (10) Business Days following the effective date of the transfer;

6.    Except for transfers permitted pursuant to paragraphs 1, 2 or 3 of the definition of “Permitted Transfer”, Borrower shall pay all costs and expenses, including reasonable attorneys’ fees and disbursements incurred by Administrative Agent in connection with any Permitted Transfer; and

7.    Borrower shall, upon Administrative Agent’s written request from time to time, deliver to Administrative Agent such updates to the organizational chart of Borrower and its constituents to reflect the status of Borrower’s direct and indirect ownership as reasonably required by Administrative Agent.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan Asset Regulations” means 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA, as amended from time to time.

“Potential Co-Borrower” means a wholly-owned subsidiary of Guarantor.

“Potential Collateral” means any property of a Potential Co-Borrower which is not at the time the Mortgaged Property and which consists of (i) Eligible Real Estate, or (ii) Real Estate which is capable of becoming Eligible Real Estate through the completion and delivery of Eligible Real Estate Qualification Documents.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Administrative Agent) or any similar release by the Federal Reserve Board (as determined by Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Project” means the acquisition, ownership and operation of the Property and the Improvements.

“Project Documents” means the Property Management Agreement and any other material agreement relating to the ownership, financing, development or operation of the Improvements to which Borrower is a party or beneficiary, and for which the annual obligation of Borrower under any such agreement exceeds $100,000, whether now existing or hereafter arising; provided, however, that Project Documents shall not include the Loan Documents, the Required Third Party Documents, any Swap Agreement, the Leases or any agreement that is terminable upon not more than 30 days’ prior written notice without payment of any termination fee or penalty.

“Property” has the meaning set forth in the Recitals.

“Property Management Agreement” means that certain Property Management Agreement dated as of March 19, 2020 by and between Borrower and Property Manager, and any and all extensions, renewals, modifications, amendments, supplements and replacements thereto and therefor.

“Property Manager” means Cottonwood Communities Management, LLC, a Delaware limited liability company.

“Property Manager Subordination Agreement” means the Assignment of Management Agreement and Subordination of Management Fees of even date herewith executed by Property Manager in favor of Administrative Agent, for the benefit of the Lenders, as amended from time to time.

“Property Operating Expenses” means, as of any date of determination, the sum (without duplication) of (i) the following for the most recently completed 12 month period, annualized: (a) all expenses incurred in connection with the ownership, maintenance and operation of the Mortgaged Property, including, without limitation, utilities, license fees, ground rent, ordinary repairs and maintenance, insurance premiums and Taxes (excluding state and federal income taxes), and (b) property management fees for the Mortgaged Property in an amount equal to the greater of the actual property management fees incurred and three percent (3%) of Total Revenues for the applicable period; and (ii) imputed capital improvements reserves with respect to the Mortgaged Property in the amount of $250 per unit per annum. Property Operating Expenses shall be subject to such adjustments as shall be required in Administrative Agent’s reasonable judgment to make the sum representative of fully occupied, stabilized operations at the Mortgaged Property, including, without limitation, such adjustment as shall be necessary to reflect fully assessed real estate taxes based on the fully assessed value contained in the most recent tax bill for the Mortgaged Property; provided, however, no such adjustment shall include any state or federal income tax. Property Operating Expense shall exclude debt service charges, depreciation, amortization, and other non-cash expenses and shall be subject to appropriate seasonal and other adjustments as approved by Administrative Agent.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 11.20.

“Qualified Financial Institution” means a financial institution with a long term corporate debt rating of at least “A” from Standard and Poor’s Rating Group or a comparable rating by a rating agency acceptable to Administrative Agent.

“Recipient” means (a) Administrative Agent and (b) any Lender, as applicable.

“Real Estate” means all real property at any time owned by Borrower, a Co-Borrower or a Potential Co-Borrower, including, without limitation, the Mortgaged Property.

“Register” has the meaning set forth in Section 11.04(b)(iv) hereof.

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Report” has the meaning set forth in Section 4.10(a) hereof.

“Required Lenders” means Lenders (other than Defaulting Lenders) in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.

“Required Lender BBP Deliverables” means, with respect to any Potential Collateral for which Borrower seeks approval, on behalf of a Potential Co-Borrower, as Collateral in accordance with the provisions of Section 3.18, all of the following: (i) a summary description of the applicable Real Estate (including without limitation, the street address of such Real Estate, the size and type of property and such other information as may reasonably be required by Administrative Agent and the Lenders to identify the location and the material characteristics of such Real Estate); (ii) a copy of the operating statements for such Real Estate for the last three (3) fiscal years (or such shorter period as may be available) and the interim operating statement for the most recent fiscal quarter; (iii) a copy of a current rent roll for such Real Estate; (iv) a summary of the historical Occupancy Rates for such Real Estate for the last ten (10) years (or such shorter period as may be available); (v) a copy of the Appraisal for such Real Estate; (vi) evidence as to whether the applicable Real Estate is located in a flood hazard district as established by FEMA, or is otherwise designated by FEMA as having special flood or mudslide hazards; (vii) copies of each environmental site assessment obtained by Borrower with respect to such Real Estate; (viii) a copy of the property condition report obtained by Borrower with respect to such Real Estate; (ix) a summary of any capital improvement program that is scheduled to be undertaken at such Real Estate, if applicable, (x) such other agreements, documents, certificates, reports or assurances as Administrative Agent may reasonably require; and (xi) a new Compliance Certificate showing, on a pro forma basis, the effect of the addition of such Real Estate as Collateral.

“Required Third Party Documents” means the Property Manager Subordination Agreement.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country, (c) an Affiliate of any such Person described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency fundings and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Substitute Guarantor Conditions” means the following, as of the date the substitute Guarantor shall become the “Guarantor” under the Loan Documents: (i) Administrative Agent shall have determined that the substitute Guarantor shall have satisfied the financial covenants set forth in Section 10(c) of the Limited Guaranty; (ii) the organizational documents of the substitute Guarantor shall be reasonably satisfactory to Administrative Agent; (iii) the substitute Guarantor shall have executed and delivered a fully executed original Limited Guaranty and Environmental Indemnity Agreement in the same forms as the Limited Guaranty and the Environmental Indemnity Agreement; and (iv) Borrower shall have caused counsel to the substitute Guarantor reasonably satisfactory to Administrative Agent to deliver customary opinions of counsel as to the formation and standing of the substitute Guarantor, the authority of the substitute Guarantor to execute, deliver and perform its obligations under such Limited Guaranty and Environmental Indemnity Agreement, the substitute Guarantor’s due execution and delivery of such Limited Guaranty and Environmental Indemnity Agreement, and the enforceability of such Limited Guaranty and Environmental Indemnity Agreement, and such other matters as may be reasonably requested by Administrative Agent, in each case in form reasonably satisfactory to Administrative Agent.

“Supported QFC” has the meaning assigned to it in Section 11.20.

“Survey” has the meaning set forth in Section 2.02(b)(v) hereof.

“Swap Agreement” means any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Title Company” means Old Republic National Title Insurance Company.

“Title Policy” means an ALTA Lender’s Policy of Title Insurance in form and substance satisfactory to Administrative Agent issued by the Title Company in the amount of the Aggregate Commitment insuring the Mortgage as a first priority lien on the Property and the Improvements, containing such endorsements and with such re-insurance as Administrative Agent may request, excepting only such items as shall be acceptable to Administrative Agent.

“Total Revenues” means, as of any date of determination, the sum (without duplication) of the following: (i) the actual gross rental revenue received by Borrower from Lessees in occupancy and paying rent as of such date of determination for the most recently completed three (3) month period, annualized; and (ii) any other actual operating revenue received by Borrower from the Mortgaged Property of a recurring nature, as reasonably determined by Administrative Agent, for the most recently completed twelve (12) month period. Total Revenues as of any date of determination shall exclude security deposits not yet applied in accordance with the underlying applicable Lease, insurance proceeds and condemnation awards and other extraordinary items of income. Total Revenues shall also be subject to an economic vacancy allowance equal to the greater of actual or 5%.

“Transactions” means the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or Eurodollar Loan.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Undrawn Fee” has the meaning assigned to it in Section 3.07(c).

“Undrawn Fee Rate” means, for any calendar quarter, an annualized percentage equal to fifteen (15) basis points.

“Unmatured Default” means the occurrence of an event which with notice or lapse of time or both would constitute a Default.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 11.20.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.12(f)(ii)(B)(3).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.03    Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate (“LIBOR”). LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting LIBOR. As a result, it is possible that commencing in 2022, LIBOR may no longer be available or deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event or Early Opt-In Election, Section 3.09(b) provides a mechanism for determining an alternative rate of interest. Administrative Agent will promptly notify Borrower, pursuant to Section 3.09(d) of any change to the reference rate upon which the interest rate of Eurodollar Loans is based. However, Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of LIBO Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.09(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.09(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability.

ARTICLE II

CONDITIONS TO DISBURSEMENT

2.01    Right to Advances.

(a)     Generally. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to Borrower from time to time in amounts not to exceed in the aggregate the amount of its Commitment. Each Advance hereunder shall consist of Loans made by the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. No Lender shall be responsible for the failure of any other Lender to perform its obligations to make Loans hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make Loans hereunder. Borrower agrees to cause the proceeds of the Loans to be applied for the acquisition of the Property and, subject to the provisions of this Agreement, acquisition of other Eligible Real Estate by Potential Co-Borrowers that become Co-Borrowers under this Agreement, capital improvements and working capital and for no other purposes. No portion of the Advance shall be applied by Borrower to reimburse itself for costs previously funded with or credited to Borrower’s Equity Requirement. Subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow the Loans.

2.02    Conditions to Closing and Initial Advance.

Borrower agrees that, in addition to all other conditions set forth herein, the making of the initial Advance on the Closing Date is conditioned upon the fulfillment of each of the following conditions, subject, however, to the right of Administrative Agent to waive any one or more of such conditions in whole or in part:

(a)    Loan Documents and Certain Third Party Documents. Administrative Agent shall have received on the date hereof the following documents fully executed and in form and substance satisfactory to Administrative Agent:

(i)    The Notes;

(ii)    The Mortgage;

(iii)    The Assignment of Rents;

(iv)    The Limited Guaranty;

(v)    The Environmental Indemnity Agreement

(vi)    The Property Manager Subordination Agreement (attaching a copy of the Property Management Agreement);

(vii)    Intentionally Omitted;

(viii)    Borrower Financing Statement;

(ix)    Intentionally Omitted;

(x)    Intentionally Omitted;

(xi)    Intentionally Omitted;

(xii)    Intentionally Omitted;

(xiii)    A completed questionnaire for disbursement instructions, rate elections and other administrative matters in the form approved by Administrative Agent.

(b)    Additional Closing Deliveries. Administrative Agent, or any Lender as applicable, shall have received the following on the date hereof in form and substance satisfactory to Administrative Agent:

(i)    An opinion or opinions from counsel for Borrower and Guarantor covering such items as Administrative Agent and its counsel may require;

(ii)    Current UCC, tax and judgment searches made in such places as Administrative Agent may specify, covering Borrower and showing no filings relating to, or which could relate to, the Mortgaged Property other than those made hereunder;

(iii)    Evidence of the insurance required under Section 7.01 hereof;

(iv)    A commitment to issue the Title Policy, together with copies of all documentation evidencing exceptions raised therein;

(v)    An ALTA/NSPS survey of the Property certified in a manner acceptable to Administrative Agent (the “Survey”);

(vi)    Copies of organizational documents for Borrower, Guarantor and any other entity reasonably requested by Administrative Agent based on the organizational chart for Borrower, together with good standing certificates, resolutions, incumbency certificates, and such other evidence of authority to enter into the Loan Documents as Administrative Agent may reasonably require.

(vii)    Intentionally Omitted;

(viii)    A copy of the contract to purchase the Property and the related closing statement executed by Borrower;

(ix)    Evidence indicating whether the Improvements or any part thereof are or will be located within a one hundred year flood plain or other area identified by Administrative Agent as having high or moderate risk of flooding or identified as a special flood hazard area as defined by FEMA, and, if so, a flood notification form signed by Borrower and evidence that the flood insurance required by Article VII of this Agreement is in place for the Improvements and contents, if applicable, all in form, substance and amount satisfactory to Administrative Agent;

(x)    An Appraisal showing the Loan-to-Value Ratio to be no more than sixty-five percent (65%);

(xi)    Intentionally Omitted;

(xii)    An environmental report with respect to the Property prepared by an environmental consultant acceptable to Administrative Agent;

(xiii)    Intentionally Omitted;

(xiv)    Evidence indicating compliance by the Improvements with applicable zoning requirements (without requirement for a variance);

(xv)    Evidence that all utilities and municipal services required for the operation of the Improvements are available at the Property;

(xvi)    The most recent available financial statements of Borrower and Guarantor;

(xvii)    Intentionally Omitted;

(xviii)    Intentionally Omitted;

(xix)    Intentionally Omitted;

(xx)    A Certification of Non-Foreign Status;

(xxi)    A signed IRS Form W-8 or W-9 as applicable;

(xxii)    (1) At least five (5) days prior to the date hereof, all documentation and other information regarding Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of Borrower at least ten (10) days prior to the date hereof, and (2) to the extent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the date hereof, any Lender that has requested, in a written notice to Borrower at least ten (10) days prior to the date hereof, a Beneficial Ownership Certification in relation to Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (2) shall be deemed to be satisfied; and

(xxiii)    Such other information and documents as Administrative Agent may require.

2.03    Conditions to Future Advances.

Borrower agrees that, in addition to all other conditions set forth herein, the making of each subsequent Advance following the Closing Date is conditioned upon the fulfillment of each of the following conditions, subject, however, to the right of Administrative Agent to waive any one or more of such conditions in whole or in part

(a)    Certain Documents. Administrative Agent shall have received the following documents fully executed and in form and substance satisfactory to Administrative Agent:

(i)    A completed questionnaire for disbursement instructions, rate elections and other administrative matters in the form approved by Administrative Agent.

(ii)    Such other information and documents as Administrative Agent may require.

(b)    Debt Service Coverage Compliance. Borrower has demonstrated to the satisfaction of Administrative Agent that the Debt Service Coverage Ratio is not less than 1.15:1.00.

(c)    Loan to Value Ratio. Borrower has delivered to Administrative Agent, evidence reasonably acceptable to Administrative Agent (which evidence shall be the most recent Appraisal obtained by Administrative Agent) that, the Loan-to-Value Ratio with respect to the Property and the proposed Eligible Real Estate does not exceed 65.0%.

(d)    No Default. No Default or Unmatured Default shall have occurred and be continuing on the Initial Maturity Date.

(e)    Representation and Warranties True and Correct. All representations and warranties made hereunder or under any of the other Loan Documents shall be true and correct in all material respects as of the date of the applicable Advance, except to the extent such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true and correct as of such specified date.

ARTICLE III

LOAN TERMS

3.01    The Loan and Advances.

(a)    Generally. All Advances of the Loans are subject to satisfaction of the conditions to disbursement contained in Article II of this Agreement, as well as the terms of this Article III.

(b)    Type. Subject to Section 3.09 hereof, each Advance shall be comprised entirely of Floating Rate Loans or Eurodollar Loans as Borrower may request in accordance herewith, and shall bear interest at the applicable Floating Rate or Eurodollar Rate, respectively. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)    Minimum Advance Amounts. At the commencement of each Interest Period for any Eurodollar Advance, such Advance shall be in an aggregate amount that is not less than $1,000,000.00. Advances of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 5 Eurodollar Advances outstanding, and Borrower may combine any two or more Eurodollar Advances outstanding into a single Eurodollar Advance without payment of any penalty or fee of $1,000 or more, provided that the Eurodollar Advances being combined have Interest Periods ending on the same date.

(d)    No Interest Period to Expire After Maturity Date. Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Advance if the Interest Period requested with respect thereto would end after the Maturity Date.

3.02    Requests for Advances.

To request an Advance, Borrower shall notify Administrative Agent of such request by electronic communication as provided in Section 11.01, (a) in the case of a Eurodollar Advance, not later than 11:00 a.m., Dallas, Texas time, three (3) Business Days before the date of the proposed Advance or (b) in the case of a Floating Rate Advance, not later than 11:00 a.m., Dallas, Texas time, one (1) Business Day before the date of the proposed Advance. Each such Borrowing Request shall be irrevocable, shall be in a form approved by Administrative Agent and shall specify the following information in compliance with Section 3.01 hereof:

(i)    the aggregate amount of the requested Advance;

(ii)    the requested Borrowing Date of such Advance, which shall be a Business Day;

(iii)    the Type of Advance requested; i.e., a Floating Rate Advance or a Eurodollar Advance; and

(iv)    in the case of a Eurodollar Advance, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.

If no election as to the Type of Advance is specified, then the requested Advance shall be a Eurodollar Advance. If no Interest Period is specified with respect to any requested Eurodollar Advance, then Borrower shall be deemed to have requested a Eurodollar Advance with an Interest Period of one month. Promptly following receipt of a Borrowing Request in accordance with this Section, Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Advance.

3.03    Funding of Advances.

(a)    Generally. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., Dallas, Texas time, to the account of Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Administrative Agent will make such Loans available to Borrower on the Borrowing Date by crediting the amounts so received, in like funds, to an account of Borrower maintained with Administrative Agent and designated by Borrower in Administrative Agent’s Borrower Administrative Questionnaire.

(b)    Advance Fundings. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of the Advance that such Lender will not make available to Administrative Agent such Lender’s share of the Advance, Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Advance available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to Floating Rate Loans. If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender’s Loan included in the Advance.

3.04    Interest Elections.

(a)    Generally. The Advance initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Advance, shall have an initial Interest Period as specified in such

Borrowing Request. Thereafter, Borrower may elect to convert such Advance to a different Type or to continue such Advance and, in the case of a Eurodollar Advance, may elect Interest Periods therefor, all as provided in this Section. Borrower may elect different options with respect to different portions of the affected Advance, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Advance, and the Loans comprising each such portion shall be considered a separate Advance.

(b)    Interest Election Request. To make an election pursuant to this Section, Borrower shall notify Administrative Agent of such election by electronic communication as provided in Section 11.01 by the time that a Borrowing Request would be required under Section 3.02 hereof if Borrower were requesting an Advance of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be in a form approved by Administrative Agent.

(c)    Required Information. Each Interest Election Request shall specify the following information in compliance with Section 3.01 hereof:

(i)    the Advance to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Advance (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Advance);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    the Type of Advance, i.e., a Floating Rate Advance or a Eurodollar Advance; and

(iv)    if the resulting Advance is a Eurodollar Advance, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If no Type of Advance is specified in the Interest Election Request, or if any such Interest Election Request requests a Eurodollar Advance but does not specify an Interest Period, then Borrower shall be deemed to have requested a Eurodollar Advance with an Interest Period of one month.

(d)    Notice to Lenders. Promptly following receipt of an Interest Election Request, Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Advance.

(e)    Failure to Elect; Default. If Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Advance prior to the end of the Interest Period applicable thereto, then such Advance shall continue as a Eurodollar Advance until the end of the next Interest Period. Notwithstanding any contrary provision hereof, so long as a Default has occurred and is continuing, (i) no outstanding Advance may be converted to or continued as a Eurodollar Advance and (ii) unless repaid, each Eurodollar Advance shall be converted to a Floating Rate Advance at the end of the Interest Period applicable thereto.

3.05    Repayment of Loans; Evidence of Debt.

(a)    Repayment at Maturity. Borrower hereby unconditionally promises to pay to Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan and all unpaid accrued interest on the Maturity Date.

(b)    Lender Accounting. Each Lender shall maintain in accordance with its usual practice an accounting of the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)    Administrative Agent Accounting. Administrative Agent shall maintain an accounting of (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)    Prima Facie Evidence. The entries made in the accounting maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or Administrative Agent to maintain such accounting or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)    Notes. The Loan made by each Lender shall be evidenced by the Note executed by Borrower in favor of such Lender.

3.06    Prepayment of Loans.

Borrower shall have the right at any time and from time to time to prepay any Advance in whole or in part, subject to prior notice in accordance with this Section 3.06. Borrower shall notify Administrative Agent by electronic communication as provided in Section 11.01 of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Advance, not later than 11:00 a.m., Dallas, Texas time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of a Floating Rate Advance, not later than 11:00 a.m., Dallas, Texas time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Advance or portion thereof to be prepaid. Promptly following receipt of any such notice, Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Advance shall be in an amount that would be permitted in the case of an Advance of the same Type as provided in Section 3.01 hereof. Prepayments shall be accompanied by accrued interest on the amount prepaid, plus any other break funding payments or fees required by Section 3.11 or other amounts required by Section 3.08 hereof.

3.07    Fees.

(a)    Loan Fee. Borrower agrees to pay to Administrative Agent for the account of each Lender a loan fee payable in the amount and at the time separately agreed upon between Borrower and Administrative Agent.

(b)    Administrative Agent Fee. Borrower agrees to pay to Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between Borrower and Administrative Agent.

(c)    Undrawn Fee. From the Closing Date until the last day of the Availability Period, Borrower agrees to pay to the Administrative Agent, for the account of each Lender, an undrawn fee (the “Undrawn Fee”), computed at the Undrawn Fee Rate on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each last day of each March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Closing Date; provided that any Undrawn Fee accruing after the termination of the Commitments shall be payable on demand. The Undrawn Fee shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Administrative Agent shall endeavor to deliver to Borrower fifteen (15) days prior to each Undrawn Fee due date a statement setting forth the Undrawn Fee and the computation.

(d)    Fees Non-Refundable. All fees payable hereunder shall be paid on the dates due, in dollars in immediately available funds, to Administrative Agent for distribution, in the case of the Loan Fee, to the Lenders. Fees paid shall not be refundable under any circumstances absent manifest error.

3.08    Interest.

(a)    Floating Rate Loans. The Loans comprising each Floating Rate Advance shall bear interest at the Floating Rate.

(b)    Eurodollar Loans. The Loans comprising each Eurodollar Advance shall bear interest at the Eurodollar Rate for the Interest Period in effect for such Advance.

(c)    Default Rate. Notwithstanding the foregoing, to the extent permitted under applicable law, upon the occurrence and during the continuance of a Default, and after maturity, the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to 5% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section.

(d)    Payment of Accrued Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)    Computation of Interest. All interest hereunder shall be computed on the basis of a year of 365 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by Administrative Agent, and such determination shall be conclusive absent manifest error.

3.09    Alternate Rate of Interest.

(a)    If prior to the commencement of any Interest Period for a Eurodollar Advance:

(i)    Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including by means of an Interpolated Rate or because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)    Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Advance for such Interest Period, then Administrative Agent shall give notice thereof to Borrower and the Lenders by electronic communication as provided in Section 11.01 as promptly as practicable thereafter and, until Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Advance to, or continuation of any Advance as, a Eurodollar Advance shall be ineffective, and (B) if any Borrowing Request requests a Eurodollar Advance, such Advance shall be made as a Floating Rate Advance.

(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Administrative Agent and Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Administrative Agent has posted such proposed amendment to all Lenders and Borrower, so long as Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein.

Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(c)    In connection with the implementation of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d)    Administrative Agent will promptly notify Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or Lenders pursuant to this Section 3.09, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.09.

(e)    Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Interest Election Request that requests the conversion of any Advance to, or continuation of any Advance as, a Eurodollar Advance shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Advance, such Advance shall be made as a Floating Rate Advance.

3.10    Increased Costs.

(a)    Increased Costs of Making or Maintaining Loans. If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate), (ii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender or (iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender or such other Recipient such additional amount or amounts as will compensate such Lender or such other Recipient for such additional costs incurred or reduction suffered.

(b)    Capital Adequacy. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. Notwithstanding anything to the contrary contained herein, so long as JPMorgan is then the only Lender, then Administrative Agent and Lenders agree that this Section 3.10(b) shall not apply and be of no force or effect.

(c)    Certificate of Amounts Due. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)    Delay in Demand For Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. Notwithstanding anything to the contrary contained herein, so long as JPMorgan is then the only Lender, then Administrative Agent and Lenders agree that this Section 3.10(d) shall not apply and be of no force or effect.

3.11    Break Funding Payments.

In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 3.14 hereof, then, in any such event, Borrower shall pay to Administrative Agent an administrative fee of $250.00 and compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof; provided, however, in the event the total fees under this Section 3.11 for a single event are less than $1,000 and JPMorgan is then the only Lender, then Administrative Agent and Lenders agree to waive such fees.

3.12    Withholding of Taxes; Gross Up.

(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.12), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law Other Taxes, and if not timely paid by Borrower, Administrative Agent may pay any past due amounts for Other Taxes, and Borrower shall reimburse Administrative Agent for such amounts within ten (10) days after written notice from Administrative Agent.

(c)    Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 3.12, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(d)    Indemnification by Borrower. Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(c)(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph (e).

(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.12(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)    Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,

(A)    any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BENE or IRS Form W-8BEN; or

(4)    to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.12 (including by the payment of additional amounts pursuant to this Section 3.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.12 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)    Survival; Defined Terms. Each party’s obligations under this Section 3.12 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. For purposes of this Section 3.12, the term “applicable law” includes FATCA.

3.13    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)    Payments Generally. Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 3.10, 3.11 or 3.12, or otherwise) prior to 11:00 a.m., Dallas, Texas time, on the date when due or the date fixed for prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of Administrative Agent be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Administrative Agent at its offices at 700 North Pearl Street, Floor 13, Dallas, Texas 75201-7424 except that payments pursuant to Sections 3.10, 3.11, 3.12 and 11.03 hereof shall be made directly to the Persons entitled thereto. Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.

(b)    Application of Proceeds. Any proceeds of collateral received by Administrative Agent (x) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by Borrower unless a Default or Unmatured Default has occurred and is continuing), or (B) a mandatory prepayment (which shall be applied in accordance with the applicable provision) or (y) after a Default or Unmatured Default has occurred and is continuing, shall be applied by Administrative Agent as follows: (i) first, towards payment of fees, indemnities and expense reimbursements then due hereunder to the parties entitled thereto; (ii) second, towards payment of interest then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest then due to such parties, and (iii) third, towards payment of principal then due hereunder and Swap Obligations then due on a pari passu basis, ratably among the parties entitled thereto in accordance with the amounts of principal and Swap Obligations then due to such parties. Notwithstanding the foregoing, amounts received from any Guarantor that is not an “eligible contract participant” as defined in the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) shall not be applied to the Obligations.

(c)    Allocation of Payments. If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

(d)    Advance Payments. Unless Administrative Agent shall have received, prior to any date on which any payment is due to Administrative Agent for the account of the Lenders hereunder pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from Borrower to Administrative Agent pursuant to Section 3.06) notice from Borrower that Borrower will not make such payment or prepayment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to Administrative Agent, at the greater of the NYFRB Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

3.14    Mitigation Obligations; Replacement of Lenders.

(a)    Mitigation of Increased Costs. If any Lender requests compensation under Section 3.10 hereof, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.12 hereof, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.10 or 3.12 hereof, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.10 hereof, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.12 hereof, or if any Lender becomes a Defaulting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04 hereof), all its interests, rights (other than its existing rights to payments pursuant to Section 3.10 or 3.12) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of Administrative Agent, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); provided however, that in the case of Borrower’s replacement of a Defaulting Lender for failure to fund Loans hereunder, the assignee or Borrower, as the case may be, shall holdback from such amounts payable to such Lender and pay directly to Administrative Agent, any payments due to Administrative Agent or the Non-Defaulting Lenders by Defaulting Lender under this Agreement, and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.10 hereof or payments required to be made pursuant to Section 3.12 hereof, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by Borrower, Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

3.15    Extension Options.

(a)    First Extension Option. At the written request of Borrower made at least sixty (60) days but not more than one hundred twenty (120) days prior to the Initial Maturity Date, the Maturity Date shall be extended to the one-year anniversary of the Initial Maturity Date (the “First Extended Maturity Date”) provided that the following conditions are satisfied:

(i)    Administrative Agent shall have received evidence indicating whether the Improvements or any part thereof are or will be located within a one hundred year flood plain or other area identified by Administrative Agent as having high or moderate risk of flooding or identified as a special flood hazard area as defined by FEMA, and, if so, a flood notification form signed by Borrower and evidence that the flood insurance required by Article VII of this Agreement is in place for the Improvements and contents, if applicable, all in form, substance and amount satisfactory to Administrative Agent;

(ii)    Intentionally Omitted;

(iii)    Borrower has demonstrated to the satisfaction of Administrative Agent that, as of the Initial Maturity Date, the Debt Service Coverage Ratio is not less than 1.20:1.00;

(iv)    Borrower has delivered to Administrative Agent, evidence acceptable to Administrative Agent (which evidence shall be a new Appraisal timely obtained by Administrative Agent) that, as of the Initial Maturity Date, the Loan-to-Value Ratio does not exceed 65.0%;

(v)    On or before the Initial Maturity Date, Administrative Agent shall have received, on behalf of the Lenders, an extension fee in an amount equal to 0.125% of the Aggregate Commitment;

(vi)    No Default or Unmatured Default shall have occurred and be continuing on the Initial Maturity Date;

(vii)    All representations and warranties made hereunder or under any of the other Loan Documents shall be true and correct in all material respects as of the Initial Maturity Date, except to the extent such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true and correct as of such specified date;

(viii)    Administrative Agent has received satisfactory documentation evidencing the extension executed by Borrower and consented to by Guarantor, and Borrower shall have paid all of Administrative Agent’s costs and expenses in connection with such extension in accordance with Section 11.03; and

(ix)    Intentionally Omitted.

(b)    Second Extension Option. At the written request of Borrower made at least sixty (60) days but not more than one hundred twenty (120) days prior to the First Extended Maturity Date, the Maturity Date shall be further extended to the one-year anniversary of the First Extended Maturity Date, provided that the following conditions are satisfied:

(i)    The Maturity Date has previously been extended to the First Extended Maturity Date pursuant to the provisions of Section 3.15(a) hereof;

(ii)    Administrative Agent shall have received evidence indicating whether the Improvements or any part thereof are or will be located within a one hundred year flood plain or other area identified by Administrative Agent as having high or moderate risk of flooding or identified as a special flood hazard area as defined by FEMA, and, if so, a flood notification form signed by Borrower and evidence that the flood insurance required by Article VII of this Agreement is in place for the Improvements and contents, if applicable, all in form, substance and amount satisfactory to Administrative Agent;

(iii)    Intentionally Omitted;

(iv)    Borrower has demonstrated to the satisfaction of Administrative Agent that, as of the First Extended Maturity Date, the Debt Service Coverage Ratio is not less than 1.20:1.00;

(v)    Intentionally Omitted;

(vi)    On or before the First Extended Maturity Date, Administrative Agent shall have received, on behalf of the Lenders, an extension fee in an amount equal to 0.125% of the Aggregate Commitment;

(vii)    No Default or Unmatured Default shall have occurred and be continuing on the First Extended Maturity Date;

(viii)    All representations and warranties made hereunder or under any of the other Loan Documents shall be true and correct in all material respects as of the First Extended Maturity Date, except to the extent such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true and correct as of such specified date; and

(ix)    Administrative Agent has received satisfactory documentation evidencing the extension executed by Borrower and consented to by the Guarantor, and Borrower shall have paid all of Administrative Agent’s costs and expenses in connection with such extension in accordance with Section 11.03; and

(x)    Intentionally Omitted.

3.16    Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if a Lender becomes a Defaulting Lender, the following provisions shall apply for so long as such Lender is a Defaulting Lender;

(a)    Accrual of Fees. Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.07(c).

(b)    Suspension of Voting Rights. Such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 11.02(b)) and the Commitment of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder or under any other Loan Document.

(c)    Turn Over of Payments. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 3.13(b) or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to

Section 11.08 shall be applied at such time or times as may be determined by Administrative Agent as: (i) first, to the payment of any amounts owing by the Defaulting Lender to Administrative Agent hereunder, (ii) second, as Borrower may request (so long as no Default exists), to the funding of any Advance in respect of which the Defaulting Lender has failed to fund its portion as required by this Agreement, as determined by Administrative Agent, (iii) third, to the payment of any amounts owing by the Defaulting Lender to the Non-Defaulting Lenders hereunder, including without limitation for any Special Advance under paragraph (d) of this Section 3.16, (iv) fourth, if so determined by Administrative Agent and Borrower, held in a deposit account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document, (vi) sixth, so long as no Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document, and (vii) seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a prepayment of the principal amount of any Loans, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this clause shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(d)    Special Advances. If a Lender fails to fund its portion of any Advance, in whole or part, within three (3) Business Days after the date required hereunder and Administrative Agent shall not have funded the Defaulting Lender’s portion of the Advance under Section 3.03(b), Administrative Agent shall so notify the Lenders, and within three (3) Business Days after delivery of such notice, the Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to fund all or a portion of such deficiency (the amount so funded by any such Non-Defaulting Lenders being referred to herein as a “Special Advance”) to Borrower. In such event, the Defaulting Lender and Borrower severally agree to pay to Administrative Agent for payment to the Non-Defaulting Lenders making the Special Advance, forthwith on demand such amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of the Defaulting Lender, the greater of the NYFRB Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to Floating Rate Loans.

(e)    Option to Purchase Future Commitment. The Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), Defaulting Lender’s Commitment to fund future Loans (the “Future Commitment”). Upon any such purchase of the Defaulting Lender’s Future Commitment, the Defaulting Lender’s share in future Advances and its rights under the Loan Documents and the Required Third Party Documents with respect thereto shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest.

(f)    Replacement of Defaulting Lender.

(i)    By Required Lenders. Required Lenders may, upon notice to the Defaulting Lender and Administrative Agent, require the Defaulting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04 hereof) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Defaulting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); and (ii) Administrative Agent shall have received payment of any amounts owing by such Lender to Administrative Agent or the other Lenders under this Agreement. The Defaulting Lender shall not be required to make any such assignment and delegation if, prior thereto, such Lender shall cease to be a Defaulting Lender.

(ii)    By Borrower. If a Lender has become a Defaulting Lender due to a failure to fund its Loans hereunder, Borrower may, at its option, replace such Defaulting Lender under Section 3.14(b).

(g)    Indemnification. Each Defaulting Lender shall indemnify Administrative Agent, each Non-Defaulting Lender and Borrower from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatever which may be imposed on, incurred by or asserted against Administrative Agent, any Non-Defaulting Lender or Borrower with respect to the Loan Documents or the Required Third Party Documents in any way relating to or arising out of such Lender’s status as a Defaulting Lender. The obligations of the Defaulting Lender under this clause (g) shall survive the payment of the Obligations, the termination of this Agreement and the Defaulting Lender’s reversion to a Non-Defaulting Lender under clause (h) of this Section 3.16.

(h)    Ceasing to be a Defaulting Lender. In the event that Administrative Agent and Borrower agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Aggregate Commitment of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders as Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

3.17    Increase in Commitments.

(a)    Request for Increase. Provided there exists no Unmatured Default or Default, upon notice to Administrative Agent (which shall promptly notify the Lenders), Borrower may from time to time, request an increase in the Aggregate Commitment by an amount (for all such requests) not exceeding $57,400,000 to a total of $125,000,000 in aggregate Commitments); provided that any such request for an increase shall be in a minimum amount of $5,000,000 for any request with respect to the Mortgaged Property, and a minimum amount of $15,000,000 for any request with respect to any Potential Collateral, or such other amount as may be agreed upon by Borrower and Administrative Agent and Borrower shall not make more than three (3) such requests. At the time of sending such notice, Borrower (in consultation with Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders) as to whether it intends to seek approval for increasing its Commitment.

(b)    Lender Elections to Increase. Each Lender shall notify Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)    Notification by Administrative Agent; Additional Lenders. Administrative Agent shall notify Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of Administrative Agent and the Required Lenders, Borrower may also invite additional assignees that are not Ineligible Institutions to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to Administrative Agent and its counsel.

(d)    Effective Date and Allocations. If the aggregate Commitments are increased in accordance with this Section, Administrative Agent and Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. Administrative Agent shall promptly notify Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date

(e)     Conditions to Effectiveness of Increase. As a condition precedent to such increase, Borrower shall deliver to Administrative Agent: (i) certificates of Borrower and Guarantor dated as of the Increase Effective Date (in sufficient copies for each Lender) (x) approving or consenting to such increase (and attaching resolutions adopted by Borrower and Guarantor, as applicable, approving or consenting to such increase to the extent required under the respective organization documents), and (y) in the case of Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, and (B) no Unmatured Default or Default exists; (ii) an executed Compliance Certificate prepared using the financial statements of Borrower most recently provided or required to be provided and demonstrating pro-forma compliance with the financial covenants in Section 6.01 after giving to such increase; (iii) any legal opinions, resolutions or other documents reasonably requested by Administrative Agent in connection with such increase, consistent with the documents delivered on the Effective Date pursuant to Section 2.02(b); (iv) joinder or amendment agreements in form and substance satisfactory to, and executed by, Borrower, Guarantor, Administrative Agent and the Lenders providing such increase, which shall be binding on all Lenders; and (v) ratification agreements from Borrower and Guarantor with respect to the Guaranty and the Loan Documents as reasonably requested by Administrative Agent. Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section and shall pay all agreed-upon fees to the Lenders and shall pay all fees and expenses of Administrative Agent for which Borrower is responsible pursuant to Section 11.03.

3.18    Addition of Collateral Properties. Borrower shall have the right, subject to the consent of Administrative Agent and the Required Lenders and the satisfaction of the conditions set forth in this Section, to cause a Potential Co-Borrower to add Potential Collateral to the Collateral. In the event Borrower desires to add additional Potential Collateral as aforesaid, Borrower shall provide written notice to Administrative Agent of such request (which Administrative Agent shall promptly furnish to the Lenders). With respect to such Potential Collateral, Administrative Agent shall promptly furnish Required Lender BBP Deliverables to Lenders as they become available. The Lenders shall use good faith efforts to review each of the Required Lender BBP Deliverables within forty-five (45) days of receipt and to advise Borrower of the approval or rejection of such Potential Collateral by Administrative Agent or the Lenders, as applicable. Notwithstanding the foregoing, no Potential Collateral shall be included as Collateral unless and until the following conditions precedent shall have been satisfied:

(a)    the proposed Real Estate shall be Eligible Real Estate;

(b)    the direct owner of such Eligible Real Estate in connection with the inclusion of such Potential Collateral as Collateral hereunder and under the other Loan Documents (to the extent such direct owner or other Person is not already party to this Agreement and/or such other Loan Documents, as applicable) shall have executed a joinder agreement in form and substance reasonably satisfactory to Administrative Agent and its counsel;

(c)     Administrative Agent (on behalf of the Lenders) shall have received copies of the “Certificates of Insurance” in compliance with, and as more particularly described in, the schedule of Eligible Real Estate Qualification Documents;

(d)     Potential Co-Borrower shall have executed and/or delivered to Administrative Agent a Mortgage and all other Eligible Real Estate Qualification Documents, all of which instruments, documents or agreements shall be in form and substance reasonably satisfactory to Administrative Agent;

(e)     Borrower and Potential Co-Borrower shall have executed and delivered to Administrative Agent an executed compliance certificate prepared using the financial statements required to be provided to Administrative Agent under Section 4.09 adjusted in the best good faith estimate of Borrower solely to give effect to the proposed addition; and

(f)     after giving effect to the inclusion of such Potential Collateral in connection with each Borrowing Request, each of the representations and warranties made by or on behalf of Borrower contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which it was made and shall also be true as of the time of the addition (or any replacement) of Collateral, with the same effect as if made at and as of that time (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), except where the failure of any representation to be true and correct is not reasonably likely to have a material adverse effect and no Default shall have occurred and be continuing, and Administrative Agent shall have received a certificate of Borrower to such effect.

Notwithstanding the foregoing, in the event such Potential Collateral does not qualify as Eligible Real Estate, such Potential Collateral shall nevertheless be included in the Collateral, so long as (x) the conditions set forth in clauses (b) through (e) of this Section have been satisfied, and (y) Administrative Agent shall have received the prior written approval by each of the Lenders of the inclusion of such Real Estate as in the Collateral.

Notwithstanding the foregoing, prior to Administrative Agent’s acceptance of a Mortgage for any new Potential Collateral, Administrative Agent agrees to promptly share with the Lenders copies of all documentation delivered by Borrower to demonstrate such property’s compliance with the requirements of the Flood Laws.

ARTICLE IV

GENERAL COVENANTS

4.01    Liens, Taxes, and Governmental Claims.

(a)    Liens. Borrower shall pay, satisfy and/or obtain the release of all other claims and Liens affecting or purporting to affect the title to, or which may be or appear to be Liens on, the Mortgaged Property or any part thereof (other than the Permitted Encumbrances), and all costs, charges, interest and penalties on account thereof, including without limitation the claims of all Persons supplying labor or materials to the Mortgaged Property, and to give Administrative Agent, upon demand, evidence satisfactory to Administrative Agent of the payment, satisfaction or release thereof. Notwithstanding the foregoing, nothing herein contained shall require Borrower to pay any claims or Liens which Borrower in good faith disputes and which Borrower, at its own expense, is currently and diligently contesting, provided that Borrower complies with the provisions of Section 4.01(c) hereof.

(b)    Taxes. Borrower agrees to pay or cause to be paid, prior to the date they would become delinquent if not paid, any and all taxes, assessments and governmental charges whatsoever levied upon or assessed or charged against the Mortgaged Property, including all water and sewer taxes, assessments and other charges, fines, impositions and rents, if any. If requested by Administrative Agent, Borrower shall give to Administrative Agent a receipt or receipts, or certified copies thereof, evidencing every such payment by Borrower, not later than forty-five (45) days after such payment is made. Notwithstanding the foregoing, nothing herein contained shall require Borrower to pay any taxes, assessments or governmental charges which Borrower in good faith disputes and which Borrower, at its own expense, is currently and diligently contesting, provided that applicable law allows non-payment thereof during the pendency of such contest, and provided further that Borrower complies with the provisions of Section 4.01(c) hereof.

(c)    Contest. Borrower shall not be required to pay any taxes, claims or governmental charges, or claims, or Liens being contested in accordance with the provisions of Section 4.01(a) or (b) hereof, as the case may be, so long as (i) Borrower diligently prosecutes such dispute or contest to a prompt determination in a manner not prejudicial to Administrative Agent or the Lenders and promptly pays all amounts ultimately determined to be owing, and (ii) Borrower provides security for the payment of such tax, assessment or governmental charge, or claim, or Lien (together with interest and penalties relating thereto) in an amount and in form and substance satisfactory to Administrative Agent. If Borrower shall fail to pay any such amounts ultimately determined to be owing or to proceed diligently to prosecute such dispute or contest as provided herein, then, upon the expiration of thirty (30) days after written notice to Borrower by Administrative Agent of Administrative Agent’s determination thereof, in addition to any other right or remedy of Administrative Agent, Administrative Agent may, but shall not be obligated to, discharge the same, and the cost thereof shall be reimbursed by Borrower to Administrative Agent. The payment by Administrative Agent of any delinquent tax, assessment or governmental charge, or any claim, or Lien which Administrative Agent in good faith believes might be prior hereto, shall be conclusive between the parties as to the legality and amount so paid, and Administrative Agent shall be subrogated to all rights, equities and liens discharged by any such expenditure to the fullest extent permitted by law.

4.02    Leases.

(a)    Affirmative Covenants. All apartment unit Leases shall be on market terms (subject to Borrower’s obligations under Section 4.14) and substantially in the form of the Form Lease. Borrower shall (i) duly and punctually observe, perform and discharge in all material respects the obligations, terms, covenants, conditions and warranties of Borrower as landlord under the Leases, (ii) give prompt notice to Administrative Agent of any material failure on the part of Borrower to observe, perform and discharge the same or of any written claim made by any Lessee of any such material failure by Borrower, (iii) enforce the performance of each and every material obligation, term, covenant, condition and agreement in the Leases to be performed by any Lessee or any guarantor, (iv) appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with the Leases or the obligations, duties or liabilities of Borrower and any Lessee thereunder, and do so in the name and on behalf of Administrative Agent (for the benefit of the Lenders) upon request by Administrative Agent, but at the expense of Borrower, and pay all costs and expenses of Administrative Agent, including reasonable attorneys’ fees and disbursements, in any action or proceeding in which Administrative Agent may appear, (v) at the request of Administrative Agent, in confirmation of the assignment and transfer contemplated by the Assignment of Rents, execute and deliver to Administrative Agent assignments and transfers of all future Leases upon the same terms and conditions as contained in the Assignment of Rents, and (vi) make, execute and deliver to Administrative Agent upon demand and at any time or times, any and all assignments and other documents and instruments which Administrative Agent may deem advisable to carry out the true purposes and intent of the assignment set forth in the Assignment of Rents.

(b)    Negative Covenants. Unless Borrower first obtains the written consent of Administrative Agent, Borrower shall not (i) receive or collect any Rents from any Lessee for a period of more than one month in advance (provided that Borrower may collect at Lease execution first and last months’ rents and a security deposit), (ii) further pledge, transfer, mortgage or otherwise encumber or assign future payments of Rents, or (iii) waive, excuse, condone, discount, set off, compromise, or in any manner release or discharge any Lessee under any Lease of and from any material obligations, covenants, conditions and agreements to be kept, observed and performed by such Lessee, including the obligation to pay Rents thereunder, in the manner and at the time and place specified therein.

4.03    Operations of Borrower.

(a)    Without limitation of any other provisions of this Agreement or any other Loan Document, Borrower hereby represents and warrants to Borrower’s knowledge, without any knowledge imputed to Borrower by operation of law through any member or manager of Borrower prior to the date hereof, that it has not, and Borrower hereby covenants and agrees that it shall not hereafter:

(i)    engage in any business or activity other than the acquisition, development, construction, ownership, leasing, operation and maintenance of the Mortgaged Property, and activities incidental thereto;

(ii)    acquire or own any material asset other than the Property, the Improvements, and such incidental personal property as may be necessary for the construction and operation of the Improvements;

(iii)    merge into or consolidate with any Person or dissolve, terminate, divide (whether pursuant to a “plan of division” or other similar arrangement) or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case the prior written consent of Administrative Agent;

(iv)    fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Administrative Agent, amend, modify, terminate or fail to comply with the provisions of Borrower’s organizational documents;

(v)    own any subsidiary or make any investment in or acquire the obligations or securities of any other Person without the prior written consent of Administrative Agent;

(vi)    commingle its assets with the assets of any of its partner(s), members, shareholders, Affiliates, or of any other Person or transfer any assets to any such Person other than distributions on account of equity interests in Borrower permitted hereunder and properly accounted for;

(vii)    incur any Indebtedness other than Permitted Indebtedness;

(viii)    allow any Person to pay its debts and liabilities or fail to pay its debts and liabilities solely from its own assets;

(ix)    fail to maintain its records, books of account and bank accounts separate and apart from those of the shareholders, partners, members, principals and Affiliates of Borrower, the affiliates of a shareholder, partner or member of Borrower, and any other Person or fail to prepare and maintain its own financial statements in accordance with GAAP and susceptible to audit, or if such financial statements are consolidated, fail to cause such financial statements to contain footnotes disclosing that the Mortgaged Property is actually owned by Borrower;

(x)    enter into any contract or agreement with any shareholder, partner, member, principal or Affiliate of Borrower, any Guarantor or any shareholder, partner, member, principal or Affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any shareholder, partner, member, principal or Affiliate of Borrower or Guarantor, or any shareholder, partner, member, principal or Affiliate thereof;

(xi)    seek dissolution or winding up, in whole or in part;

(xii)    fail to correct any known misunderstandings regarding the separate identity of Borrower;

(xiii)    hold itself out to be responsible or pledge its assets or credit worthiness for the Indebtedness of another Person or allow any Person to hold itself out to be responsible or pledge its assets or credit worthiness for the Indebtedness of Borrower (except pursuant to the Loan Documents);

(xiv)    make any loans or advances to any third party, including any shareholder, partner, member, principal or Affiliate of Borrower, or any shareholder, partner, member, principal or Affiliate thereof;

(xv)    fail to file its own tax returns unless Borrower is a disregarded entity for Federal income tax purposes or to use separate contracts, purchase orders, stationery, invoices and checks;

(xvi)    fail either to hold itself out to the public as a legal entity separate and distinct from any Person or to conduct its business solely in its own name in order not (i) to mislead others as to the entity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the Indebtedness of any third party (including any shareholder, partner, member, principal or affiliate of Borrower, or any shareholder, partner, member, principal or Affiliate thereof);

(xvii)    fail to allocate fairly and reasonably among Borrower and any third party (including, without limitation, any Guarantor) any overhead for common employees, shared office space or other overhead and administrative expenses;

(xviii)    allow any Person to pay the salaries of its own employees or fail to maintain a sufficient number of employees for its contemplated business operations;

(xix)    fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided that sufficient revenue is generated from the Property to maintain such capital, and provided that in no event shall this Section 4.03(a)(xix) require any Affiliate of Borrower to make any equity contribution or loan money to Borrower;

(xx)    file a voluntary petition or otherwise initiate proceedings seeking liquidation, reorganization or other relief under any Federal, state or foreign Debtor Relief Laws, for Borrower or any general partner, manager or managing member of Borrower, or consent to the institution of, or fail to contest in a timely and appropriate manner, and proceeding or petition under Debtor Relief Laws against Borrower or any general partner, manager or managing member of Borrower, or file a petition seeking or consenting to reorganization or relief of Borrower or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of Borrower or any general partner, manager or managing member of Borrower or of all or any substantial part of the properties and assets of Borrower or any general partner, manager or managing member of Borrower, or make any general assignment for the benefit of creditors of Borrower or any general partner, manager or managing member of Borrower, or admit in writing the inability of Borrower or any general partner, manager or managing member of Borrower to pay its debts generally as they become due or declare or effect a moratorium on Borrower or any general partner, manager or managing member of Borrower debt or take any action in furtherance of any such action;

(xxi)    share any common logo with or hold itself out as or be considered as a department or division of (x) any shareholder, partner, principal, member or Affiliate of Borrower, (y) any Affiliate of a shareholder, partner, principal, member or Affiliate of Borrower, or (z) any other Person, or allow any Person to identify Borrower as a department or division of that Person, except with respect to “Cottonwood” which Administrative Agent hereby approves; or

(xxii)    conceal assets from any creditor, or enter into any transaction with the intent to hinder, delay or defraud creditors of Borrower or the creditors of any other Person.

The foregoing provisions of this Section 4.03 shall not operate to prohibit Borrower from entering into Swap Agreements otherwise permitted under this Agreement.

4.04    Appraisals.

Administrative Agent shall have the right to order new Appraisals of the Mortgaged Property from time to time. Each Appraisal is subject to review and approval by Administrative Agent. Borrower agrees upon demand to pay to Administrative Agent the cost and expense for such Appraisals. Borrower’s obligation to pay such cost and expense shall be limited to one Appraisal per year, unless the Appraisal is ordered after the occurrence of a Default or is required by Legal Requirement or is required in connection with Borrower’s exercise of an extension option pursuant to Section 3.15.

4.05    Operating and Reserve Accounts.

Borrower shall maintain all operating and reserve accounts for the Mortgaged Property with Administrative Agent, and such accounts, upon the request of Administrative Agent, shall be pledged to Administrative Agent, for the benefit of Lenders, to secure the Obligations.

4.06    Prohibited Distributions.

After the occurrence and during the continuation of a Default or Unmatured Default, Borrower shall not make any dividend or distribution to its members, or make any other payment to Persons holding a direct or indirect ownership interest in Borrower or engage in any transaction that has a substantially similar effect.

4.07    Borrower’s Right to Contest Legal Requirements.

Notwithstanding any provision of this Agreement or any of the other Loan Documents to the contrary, no Default or Unmatured Default shall occur hereunder as a result of the failure of Borrower or the Property or Improvements to comply with any Legal Requirement, including, without limitation, Environmental Laws, so long as the following conditions are satisfied:

(a)    Borrower is contesting the applicability of such Legal Requirement to Borrower or the Property or Improvements in good faith and has so notified Lender;

(b)    Borrower has properly commenced and is diligently pursuing such contest;

(c)    the contest will not materially impair the ability to ultimately comply with the contested Legal Requirement should the contest not be successful and the conduct of the contest will not materially impair Borrower’s ability to Substantially Complete the Improvements by the Final Completion Date;

(d)    Borrower demonstrates to Administrative Agent’s satisfaction that Borrower has the financial capability to undertake and pay for such contest and any corrective or remedial action then or thereafter likely to be necessary;

(e)    Neither Administrative Agent nor any Lender is at risk for any material liability due to Borrower’s non-compliance with such Legal Requirement; and

(f)    Borrower’s non-compliance with such Legal Requirement will not result in a Lien or charge on the Property or the Improvements, the enforcement of which is not stayed by such contest or insured over to the satisfaction of Administrative Agent.

4.08    Government Regulation.

Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any Governmental Authority (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lenders from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide, promptly following any request therefor, information and documentation reasonably requested by Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations including the Patriot Act and the Beneficial Ownership Regulation.

4.09    Financial Information and Other Deliveries.

(a)    Borrower.

(i)    Within sixty (60) days after the end of each of Borrower’s fiscal quarters, Borrower shall deliver to Administrative Agent by electronic communication as provided in Section 11.01 (A) an operating statement (showing actual to budgeted results) and a lease status report (including a rent roll) for the Property and Improvements, each dated as of the last day of such fiscal quarter, and (B) a balance sheet, statement of operations, each dated as of the last day of such fiscal quarter, in form and substance satisfactory to Administrative Agent and certified by the chief financial officer of Borrower.

(ii)    Within ninety (90) days after the end of each of Borrower’s fiscal years, Borrower shall deliver to Administrative Agent by electronic communication as provided in Section 11.01, a balance sheet, and statement of operations, each dated as of the last day of such fiscal year, in form and substance satisfactory to Administrative Agent and certified by an independent auditor acceptable to Administrative Agent.

(iii)    Concurrently with the delivery of the information referred to in Section 4.09(a)(i) and (ii) above, Borrower shall deliver to Administrative Agent by electronic communication as provided in Section 11.01, a compliance certificate substantially in the form of Exhibit E-1.

(iv)    Borrower shall promptly deliver to Administrative Agent written notice of (x) the occurrence of any Default or Unmatured Default or the occurrence of an event which would make representation or warranty contained herein untrue or misleading in any material respect as of the date of such event, or (y) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.

(v)    Borrower shall promptly deliver to Administrative Agent such other information and materials with respect to Borrower, the Mortgaged Property, the Project, the Guarantor, or compliance with the terms of this Agreement, as Administrative Agent or any Lender may reasonably request.

(b)    Guarantor.

(i)    Within sixty (60) days after the end of each of Guarantor’s fiscal quarters, Borrower shall deliver to Administrative Agent by electronic communication as provided in Section 11.01, a balance sheet, statement of operations and statement of cash flow for Guarantor, each dated as of the last day of such fiscal quarter, in form and substance satisfactory to Administrative Agent and certified by the chief financial officer of Guarantor;

(ii)    Within ninety (90) days after the end of each of Guarantor’s fiscal years, Borrower shall deliver to Administrative Agent by electronic communication as provided in Section 11.01, a balance sheet, a statement of operations and a statement of cash flow for Guarantor, each dated as of the last day of such fiscal year, in form and substance satisfactory to Administrative Agent and audited by an independent auditor acceptable to Administrative Agent.

(iii)    Concurrently with the delivery of the information referred to in Section 4.09(b)(i) and (ii) above, Borrower shall deliver to Administrative Agent by electronic communication as provided in Section 11.01, a compliance certificate substantially in the form of Exhibit E-2.

(iv)    Borrower shall deliver to Administrative Agent such other information and materials with respect to Guarantor as Administrative Agent shall request.

4.10    Hazardous Substances.

Borrower warrants, represents and covenants as follows:

(a)    Report; Compliance with Environmental Laws. Borrower has caused the preparation of that certain Phase I Environmental Site Assessment Report of the Property, prepared by Partner Engineering and Science, Inc., dated as of January 15, 2020 (the “Report”), and except as disclosed in the Report, to the actual knowledge of Borrower, the Property is in full compliance with all Environmental Laws.

(b)    No Liens, Notices or Actions. Except as disclosed in the Report, neither Borrower nor the Property are subject to any private or governmental Lien or judicial or administrative notice or action pending, or to Borrower’s actual knowledge, threatened, relating to Hazardous Substances or the environmental condition of the Property.

(c)    No Hazardous Substances; Compliance with Environmental Laws. Except as disclosed in the Report and except as may be permitted under the Environmental Indemnity Agreement, to Borrower’s actual knowledge, no Hazardous Substances are located on or have been stored, processed or disposed of on or released or discharged from (including ground water contamination) the Property, and no above or underground storage tanks exist on the Property. Except as permitted by the Environmental Indemnity Agreement, Borrower shall not allow any Hazardous Substances to be stored, located, discharged, possessed, managed, processed or otherwise handled on the Property and shall comply with all Environmental Laws affecting the Property.

(d)    Notice. Borrower shall immediately notify Administrative Agent should Borrower become aware of (i) any Hazardous Substance or other environmental problem or liability with respect to the Property or (ii) any Lien, action, or notice of the nature described in Section 4.15(b) above.

4.11    ERISA.

(a)    Plan Assets; Compliance; No Material Liability. Borrower hereby covenants and agrees that (i) Borrower shall not use any Plan Assets to repay or secure the Obligations, (ii) no assets of Borrower or Guarantor are or will be Plan Assets, (iii) Borrower does not sponsor, maintain, or contribute to any Employee Benefit Plan and Borrower will not sponsor, maintain or contribute to any Employee Benefit Plan, (iv) Borrower does not have, and will not have, any liability, direct or indirect, with respect to any Employee Benefit Plan, (v) Borrower does not and will not have any employees that are covered by any Employee Benefit Plan and (vi) Borrower will not have any liability, direct or indirect, under Title IV of ERISA or Section 412 of the Code with respect to any Employee Benefit Plan.

(b)    Transfer of Interests. In addition to the prohibitions set forth in this Agreement and the other Loan Documents, and not in limitation thereof, Borrower hereby covenants and agrees that Borrower shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interests or rights (direct or indirect) in any Loan Document or any portion of the Mortgaged Property or attempt to do any of the foregoing or suffer any of the foregoing, or permit any party with a direct or indirect interest or right in any Loan Document or any portion of the Mortgaged Property to do any of the foregoing, if such action would (i) cause this Agreement, any of the other Loan Documents, or the Obligations or the exercise of any of Administrative Agent’s or any Lender’s rights in connection therewith, to constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (unless Borrower furnishes to Administrative Agent a legal opinion reasonably satisfactory to Administrative Agent that the transaction is exempt from the prohibited transaction provisions of ERISA and the Code) or (ii) result in the Mortgaged Property, or assets of Borrower or Guarantor being Plan Assets.

(c)    Indemnity. Borrower hereby agrees to indemnify Administrative Agent, each Lender, their respective Affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not Administrative Agent, any Lender or any Affiliate is a party thereto) which any of them may actually pay or incur by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA or the Code necessary in Administrative Agent’s or any Lender’s judgment by reason of the inaccuracy of the representations and warranties set forth in Section 6.01(i) hereof or a breach of the provisions set forth in this Section 4.11. The obligations of Borrower under this Section 4.11 shall survive the termination of this Agreement.

4.12    Compliance with Laws.

Borrower shall comply with all Legal Requirements applicable to it or the Property (including, without limitation, the Mortgaged Property). Borrower will maintain in effect and enforce any policies and procedures designed to ensure compliance by Borrower, its Affiliates and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

4.13    Use of Proceeds.

Borrower shall not request any Transaction and none of Borrower, Guarantor, their respective directors and officers, or any Person participating in any capacity in any Transaction, shall use, the proceeds of the Transactions (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

4.14    Massachusetts General Laws Chapter 40B.

Borrower shall, and shall cause Property Manager to, comply with all requirements under the Comprehensive Permit Documents and Legal Requirements related thereto. Neither Borrower nor Property Manager shall do or cause to be done anything that could result in a default (after all applicable notice and cure periods) under the Comprehensive Permit Documents or Legal Requirements related thereto.

4.15    Debt Service Coverage Ratio.

Commencing with the calendar quarter ending June 30, 2020 and thereafter for each subsequent calendar quarter during the term of the Loan, Borrower shall, concurrently with Borrower’s deliveries under Section 4.09(a) (i.e. within sixty (60) days following the end of each of Borrower’s fiscal quarters, deliver to Lender a certificate (a “Borrower’s Compliance Certificate”) in the form of Exhibit E-1 signed by an authorized representative of Borrower, with an equivalent role of a chief or senior financial officer, setting forth Borrower’s calculation of the Debt Service Coverage Ratio as of the last day of such calendar quarter. If the Debt Service Coverage Ratio as of the last day of any calendar quarter during the term of the Loan is less than 1.15 to 1.00, then Borrower shall, within thirty (30) days following written notice from Administrative Agent, repay the principal balance of the Loan in an amount determined by Administrative Agent to be sufficient to cause the Debt Service Coverage Ratio, upon recalculation, to exceed than 1.15 to 1.00.

4.16    Post-Closing Covenant. Following the Closing Date, Borrower shall use commercially reasonable efforts to obtain and cause to be filed releases and/or terminations of all liens and security interests affecting the Mortgaged Property immediately prior to the effectiveness of this Agreement.

ARTICLE V

COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

5.01    Permits

(a)    Collateral Assignment and Security Agreement. As additional security for the Obligations, Borrower hereby sells, assigns, transfers, sets over and grants to Administrative Agent, for the benefit of the Lenders, a security interest in, all of Borrower’s right, title and interest in and to all Permits.

(b)    Remedies Upon Default. Upon the occurrence and during the continuance of a Default, Administrative Agent shall have the right but not the obligation, and Borrower hereby authorizes Administrative Agent, to enforce Borrower’s rights with respect to the Permits.

(c)    Power of Attorney. Effective upon the occurrence and during the continuance of a Default, Borrower hereby irrevocably constitutes and appoints Administrative Agent as its attorney-in-fact, coupled with an interest, to demand, receive and enforce Borrower’s rights with respect to the Permits, to give appropriate receipts, releases and satisfactions for and on behalf of Borrower and to do any and all acts in the name of Borrower or in the name of Administrative Agent with the same force and effect as if Borrower had performed such acts.

(d)    License. Provided no Default has occurred and is continuing, Borrower shall have the right under a license granted hereby to exercise its rights with respect to the Permits. The license granted hereby shall be revoked at Administrative Agent’s option upon written notice from Administrative Agent to Borrower after the occurrence and during the continuance of a Default.

(e)    No Assumption of Liabilities. Administrative Agent does not hereby assume any of Borrower’s obligations or duties with respect to the Permits, including, without limitation, the obligation to pay for the preparation or issuance thereof.

(f)    No Prior Conveyance or Limiting Action. Borrower represents and warrants that it has not previously conveyed, transferred or assigned the Permits or any right, title or interest therein and has not executed any other instrument which might prevent or limit Administrative Agent from operating under the terms and provisions of the assignment contemplated hereby, and Borrower covenants and agrees not to do any of the foregoing.

5.02    Project Documents and Swap Agreements.

(a)    Collateral Assignment and Security Agreement. As additional security for the Obligations, Borrower hereby sells, assigns, transfers, sets over and grants to Administrative Agent, for the benefit of the Lenders, a security interest in, all of its right, title and interest in and to the Project Documents and any Swap Agreements.

(b)    Performance; Enforcement. Borrower shall perform and observe in a timely manner all material covenants, conditions, obligations and agreements on the part of Borrower to be performed or observed under the Project Documents and any Swap Agreements. Borrower shall not waive, excuse, condone or in any manner release or discharge any party to a Project Document or any Swap Agreement from any material covenants, conditions, obligations or agreements to be performed or observed by such party under such Project Document or Swap Agreement, as applicable, but shall, at its sole cost and expense, enforce and secure the performance of all material covenants, conditions, obligations and agreements to be observed by all parties under the Project Documents and any Swap Agreements.

(c)    Remedies Upon Default. Upon the occurrence and during the continuance of a Default, Administrative Agent shall have the right but not the obligation, and Borrower hereby authorizes Administrative Agent to enforce Borrower’s rights under the Project Documents and any Swap Agreements and to receive the performance of any other Person that is a party to the Project Documents and any Swap Agreements.

(d)    Notices of Default. Borrower shall send to Administrative Agent any written notice of a material default or material breach of or under the Project Documents or any Swap Agreements that Borrower sends to (such notice to Administrative Agent to be sent simultaneously therewith) or receives from (such notice to Administrative Agent to be sent immediately upon receipt by Borrower thereof) any Person that is a party to any Project Document or Swap Agreement.

(e)    Power of Attorney. Effective upon the occurrence and during the continuance of a Default, Borrower hereby irrevocably constitutes and appoints Administrative Agent as its attorney-in-fact, coupled with an interest, to demand, receive and enforce Borrower’s rights with respect to the Project Documents and any Swap Agreements, to give appropriate receipts, releases and satisfactions for and on behalf of Borrower and to do any and all acts in the name of Borrower or in the name of Administrative Agent with the same force and effect as if Borrower had performed such acts.

(f)    License. Provided no Default has occurred and is continuing, Borrower shall have the right under a license granted hereby to exercise its rights under the Project Documents and any Swap Agreements. The license granted hereby shall be revoked at Administrative Agent’s option upon written notice from Administrative Agent to Borrower after the occurrence and during the continuance of a Default.

(g)    No Assumption of Liability. Administrative Agent does not hereby assume any of Borrower’s obligations or duties under the Project Documents or any Swap Agreements, including, without limitation, the obligation to pay for services rendered thereunder.

(h)    Validity and Enforceability of Project Documents and Swap Agreements. Borrower represents and warrants that, to Borrower’s actual knowledge, the Project Documents and any Swap Agreements are valid, binding and enforceable (subject to Debtor Relief Laws and general equitable principles), are in full force and effect, and there are no material breaches or defaults thereunder and no events have occurred which with notice and/or lapse of time will constitute a material breach or default thereunder by Borrower or any Affiliate of Borrower. Borrower represents and warrants that it has full power, right and authority to execute and enter into the Project Documents and any Swap Agreements.

(i)    No Prior Conveyance or Limiting Actions. Borrower represents and warrants that it has not previously conveyed, transferred or assigned the Project Documents or any Swap Agreements or any right, title or interest therein and has not executed any other instrument which might prevent or limit Administrative Agent from operating under the terms and provisions of the assignment contemplated hereby, and Borrower covenants and agrees not to do any of the foregoing.

(j)    Execution and Amendment of Project Documents. Borrower represents and warrants that, as of the date hereof, the only Project Documents in existence is the Property Management Agreement and there are no Swap Agreements in existence. Borrower shall not enter into any other Project Document or Swap Agreement, or alter, amend or change in any material respect, or terminate or cancel, any Project Document or Swap Agreement, in each case without obtaining Administrative Agent’s prior written consent. Administrative Agent may require, as a condition to its approval of a Project Document or Swap Agreement, the execution by the contracting party of an agreement, in form and substance acceptable to Administrative Agent, whereby said contracting party (i) acknowledges the provisions of this Section 5.03, (ii) subordinates its claims against Borrower to payment in full of the Obligations and to the rights of Administrative Agent under the Loan Documents and (iii) agrees that upon the occurrence and during the continuance of a Default, Administrative Agent has the right (but not the obligation) to terminate the subject Project Document.

5.03    Reassignment.

Upon the indefeasible payment by Borrower in full of all of the Obligations and termination of the Commitments, all of Administrative Agent’s interest in the Permits and the Material Agreements shall automatically be deemed reassigned to Borrower (or terminated if so requested by Borrower) and Administrative Agent shall have no further interest therein. Upon written request from Borrower, Administrative Agent shall, at Borrower’s expense, execute such documentation as is reasonably necessary to reassign or terminate such interest without recourse to Administrative Agent.

5.04    Additional Instruments.

At Administrative Agent’s request, Borrower shall execute and deliver to Administrative Agent any and all assignments and other documents and instruments reasonably necessary to confirm the collateral assignments contemplated by this Article V.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.01    Representations and Warranties.

As a material inducement to Administrative Agent and the Lenders to enter into this Agreement, and as an express condition to each Advance made hereunder, Borrower hereby represents and warrants, as follows:

(a)    Existence; Power and Authority. Borrower is a limited liability company duly formed and validly existing in the State of Delaware and in good standing under the laws of the States of Delaware and Massachusetts, with requisite power and authority to (i) incur the Obligations, and (ii) execute, deliver and perform this Agreement and the other Loan Documents to which it is a party.

(b)    Authorization; No Conflict. Borrower’s execution and delivery to Administrative Agent of this Agreement and the other Loan Documents and the full and complete performance of the provisions thereof (i) are authorized by Borrower’s operating agreement; (ii) have been duly authorized by all requisite member actions; (iii) do not require the approval or consent of any Governmental Authority having jurisdiction over Borrower or any of the Mortgaged Property except for consents or approvals that have been obtained; and (iv) will not result in any breach of, or constitute a default under, or result in the creation of any Lien, (other than those contained in any of the Loan Documents) upon any property or assets of Borrower under any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument or agreement to which Borrower is a party or by which Borrower or any of the Mortgaged Property is bound.

(c)    Title. Borrower is the sole legal and beneficial owner of the Mortgaged Property free and clear of all Liens other than the Permitted Encumbrances.

(d)    Financial Statements and Disclosures.

(i)    Any and all balance sheets, statements of income or loss, and financial statements heretofore furnished to Administrative Agent with respect to Borrower and Guarantor are true and correct in all material respects as of the dates thereof, and fully and accurately present the financial condition of the subjects thereof as of the dates thereof, and no material adverse change has occurred in the financial condition reflected therein since the dates of the most recent thereof. Neither Borrower nor Guarantor has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which are reasonably likely to result in a material adverse effect on the Mortgaged Property or the development, construction or operation of the Improvements as contemplated by the Loan Documents or on the financial condition of Borrower or Guarantor or their respective abilities to perform their obligations under the Loan Documents and the Project Documents.

(ii)    As of the Closing Date, to the best knowledge of Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

(e)    Litigation. There are no actions, suits or other legal proceedings pending, or to the actual knowledge of Borrower, threatened, against or affecting Borrower, the Mortgaged Property, or the Guarantor which (i) if adversely determined would materially and adversely affect the ability of Borrower or Guarantor to perform its respective obligations under the Loan Documents or Project Documents or would have a material adverse effect on the use or value of the Mortgaged Property, or (ii) challenge the validity or enforceability of the Loan Documents or the priority of the Lien and security interest created thereby.

(f)    Legal Compliance. The Improvements and the use and occupancy thereof will comply in all material respects with all applicable Legal Requirements. Neither the zoning nor any other right to use or operate the Improvements is to any extent dependent upon or related to any real estate other than the Property.

(g)    Services and Utilities. All streets, easements, utilities and related services necessary for the operation of the Improvements for their intended purpose are, or when required, will be, available to the Property.

(h)    Enforceability. Each Loan Document executed by Borrower constitutes a legal and binding obligation of, and is valid and enforceable against, Borrower in accordance with the terms thereof (subject to Debtor Relief Laws and general equitable principles) and is not subject to any right of rescission, setoff, counterclaim or defense.

(i)    ERISA. Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA or a “plan” as defined in Section 4975(e)(1) of the Code. Borrower does not sponsor, maintain, or contribute to any Employee Benefit Plan and the Borrower will not sponsor, maintain or contribute to any Employee Benefit Plan. Borrower does not have, and will not have, any liability, direct or indirect, with respect to any Employee Benefit Plan. Borrower does not and will not have any employees that are covered by any Employee Benefit Plan.    None of the Employee Benefit Plans is subject to the requirements of Section 412 of the Code, Part 3 of Title I of ERISA or Title IV of ERISA or is a “multiemployer plan” as defined in Section 3(37) of ERISA.

(j)    Legal Parcel; Separate Tax Parcel. The Mortgaged Property is taxed separately and does not include any other property, and for all purposes the Property may be mortgaged, conveyed and otherwise dealt with as a separate legal parcel.

(k)    Leases and Rents. Borrower has good and marketable title to the Leases and rents free and clear of all claims, and Liens other than the Permitted Encumbrances. To the knowledge of Borrower, the Leases are valid and unmodified and are in full force and effect and Borrower is not in default of any of the material terms or provisions thereof. Except to the extent Borrower has collected first and last months’ rents and a security upon execution of a Lease, the rents now due or to become due for any periods subsequent to the date hereof have not been collected and payment thereof has not been anticipated for a period of more than one month in advance, waived or released, discounted, set off or otherwise discharged or compromised. Borrower has not received any funds or deposits from any Lessee for which credit has not already been made on account of accrued rents other than security deposits required by the Leases.

(l)    Compliance with Laws and Agreements. Except where the failure to do so, individually or in the aggregate could not reasonably be expected to result in a material adverse effect, Borrower is in compliance with (i) its charter, by-laws or other organizational documents, (ii) all Legal Requirements applicable to it or its property (including, without limitation, the Mortgaged Property) and (iii) all indentures, agreements and other instruments binding upon it or its property (including, without limitation, the Mortgaged Property). No Default has occurred and is continuing.

(m)    Anti-Corruption Laws and Sanctions. Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by, Borrower, Guarantor, their respective directors and officers, or any Person participating in any capacity in any Transaction, with Anti-Corruption Laws and applicable Sanctions, and each of Borrower, Guarantor, their respective directors and officers, or any Person participating in any capacity in any Transaction, is in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of Borrower, Guarantor, their respective directors and officers, or any Person participating in any capacity in any Transaction is a Sanctioned Person. No Transaction will violate Anti-Corruption Laws or applicable Sanctions.

(n)    EEA Financial Institutions. Neither Borrower nor any Guarantor is an EEA Financial Institution.

6.02    Nature of Representations and Warranties.

All representations and warranties made in this Agreement or any other Loan Document or in any certificate or other document delivered to Administrative Agent pursuant to or in connection with this Agreement shall be deemed to have been relied upon by Administrative Agent and the Lenders notwithstanding any investigation heretofore or hereafter made by Administrative Agent or on its behalf.

ARTICLE VII

INSURANCE AND CONDEMNATION

7.01    Insurance and Casualty.

(a)    Required Insurance Coverage. Borrower, at its expense, shall maintain and provide to Administrative Agent copies of policies or other satisfactory evidence of insurance providing the following:

(i)    Commercial General Liability Insurance with limits of not less than $1,000,000 per occurrence combined single limit and $2,000,000 in the aggregate for the policy period, or in whatever higher amounts as may be required by Administrative Agent from time to time by notice to Borrower (with deductibles reasonably acceptable to Administrative Agent), and extended to cover: (a) Contractual Liability assumed by Borrower with defense provided in addition to policy limits for indemnities of the named insured, (b) if any of the work is subcontracted, Independent Contractors Liability providing coverage in connection with such portion of the work which may be subcontracted, (c) Broad Form Property Damage Liability, (d) Products & Completed Operations for coverage, such coverage to apply for two years following completion of construction, (e) waiver of subrogation against all parties named additional insured, (f) severability of interest provision, and (g) Personal Injury & Advertisers Liability.

(ii)    Automobile Liability including coverage on owned, hired and non-owned automobiles and other vehicles, if used in connection with the performance of the work, with Bodily Injury and Property Damage limits of not less than $1,000,000.00 per occurrence combined single limit, with a waiver of subrogation against all parties named as additional insured.

(iii)    Umbrella/Excess Liability in excess of Commercial General Liability, Automobile Liability and Employers’ Liability coverages which is at least as broad as these underlying policies with a limit of liability of $10,000,000.00.

(iv)    All-Risk Property (Special Cause of Loss) Insurance, including, without limitation as to the type of coverage, coverage for loss or damage to the Property and Improvements by fire and other perils including windstorm, earthquake/earth movement and malicious mischief, building ordinance extension endorsement (including cost of demolition, increased costs of construction and the value of the undamaged portion of the building and soft costs coverage), and boiler and machinery coverage (if separate policy, that policy must include loss of rents or business interruption coverage), as specified by Administrative Agent. The policy shall be in an amount not less than the full insurable value on a replacement cost basis of the insured Property and Improvements and personal property related thereto (without deduction for depreciation). If the policy is a blanket policy covering the Property and Improvements and one or more other properties, the policy must specify the dollar amount of the total blanket limit of the policy that is allocated to each property, and the amount so allocated to the Property and Improvements must not be less than the full insurable value on a replacement cost basis. During any construction period, such policy shall be written in the so-called “Builder’s Risk Completed Value Non-Reporting Form” with no coinsurance requirement and shall contain a provision granting the insured permission to occupy prior to completion. Such policy shall not contain an exclusion for terrorist losses. However, if such an exclusion exists in the All-Risk policy, a separate Terrorism policy covering Certified Acts of Terrorism must be evidenced to Administrative Agent in an amount equal to the full replacement cost of the Property and Improvements, or the amount of the Loan, whichever is less. This policy must also list Administrative Agent as mortgagee and loss payee.

(v)    Workers’ Compensation and Employer’s Liability Insurance in accordance with the applicable laws of the state in which the work is to be performed or of the state in which Borrower is obligated to pay compensation to employees engaged in the performance of the work. The policy limit under the Employer’s Liability Insurance section shall not be less than $1,000,000.00 for any one accident.

(vi)    If at any time, the Improvements or any part thereof, lies within a “special flood hazard area” as designated on maps prepared by FEMA, a one hundred year flood plain or other area identified by Administrative Agent as having a high or moderate risk of flooding, a flood insurance policy or policies (whether or not coverage is available from the National Flood Insurance Program and whether or not required by the Flood Laws), in form and substance acceptable to Administrative Agent covering the Improvements and contents (to the extent the contents secure the Obligations), for the duration of the Loans in an amount at least equal to the full insurable value on a replacement cost basis (without deduction for depreciation) of the Improvements and contents, if applicable, or the amount of the Obligations, whichever is less.

(vii)    [intentionally omitted]

(viii)    Rent loss or business interruption insurance against loss of income (including, but not limited to, rent, cost reimbursements and all other amounts payable by tenants under Leases or otherwise derived by Borrower from the operation of the Project) arising out of damage to or destruction of the Property and Improvements by fire or other peril (including earthquake if required) insured against under each policy. The amount of the policy shall be in the amount equal to one year’s projected rentals or gross revenue.

(ix)    Such other insurance coverages in such amounts as Administrative Agent may require, which may include, without limitation, errors and omissions insurance with respect to the contractors, architects and engineers.

(b)    Policy Requirements; Insurance Consultant. All insurance policies shall (i) be issued by an insurance company licensed to do business in the state where the Project is located having a rating of “A-” VIII or better by A.M. Best Co., in Best’s Rating Guide, (ii) name “JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and each Lender” as additional insured on all liability insurance and as mortgagee and loss payee on all All-Risk Property, flood insurance, earthquake insurance and rent loss or business interruption insurance (whether or not required hereunder), (iii) be endorsed to show that Borrower’s insurance shall be primary and all insurance carried by Administrative Agent is strictly excess and secondary and shall not contribute with Borrower’s insurance, (iv) provide that Administrative Agent is to receive thirty (30) days written notice prior to non-renewal or cancellation, (v) be evidenced by a certificate of insurance to be provided to Administrative Agent along with a copy of the policy for All-Risk Property coverage or such other evidence of insurance acceptable to Administrative Agent in its reasonable discretion, (vi) include either policy or binder numbers on the ACORD form, and (vii) be in form and amounts acceptable to Administrative Agent; provided, however, that with respect to any flood insurance required hereunder, acceptable proof of coverage shall consist of a copy of the insurance policy, the declarations page of the insurance policy or an application plus proof of premium payment (with a copy of the policy or declarations page provided to Administrative Agent within 30 days thereafter) and shall not include ACORD or other forms of certificates of insurance. Administrative Agent, at its option and upon notice to Borrower, may retain, at Borrower’s expense, an insurance consultant to review the insurance for the Property and Improvements to confirm that it complies with the terms and conditions set forth herein.

(c)    Evidence of Insurance; Payment of Premiums. Borrower shall deliver to Administrative Agent, at least five (5) Business Days before the expiration of an existing policy, evidence acceptable to Administrative Agent of the continuation of the coverage of the expiring policy. If Administrative Agent has not received satisfactory evidence of such continuation of coverage in the time frame herein specified, Administrative Agent shall have the right, but not the obligation, to purchase such insurance for Administrative Agent’s and the Lenders’ interests only. Any amounts so disbursed by Administrative Agent pursuant to this Section shall be repaid by Borrower within 10 days after written demand therefor. Nothing contained in this Section shall require Administrative Agent to incur any expense or take any action hereunder, and inaction by Administrative Agent shall never be considered a waiver of any right accruing to Administrative Agent on account on this Section. The payment by Administrative Agent of any insurance premium for insurance which Borrower is obligated to provide hereunder but which Administrative Agent believes has not been paid, shall be conclusive between the parties as to the legality and amounts so paid. Borrower agrees to pay all premiums on such insurance as they become due, and will not permit any condition to exist on or with respect to the Mortgaged Property which would wholly or partially invalidate any insurance thereon.

(d)    Collateral Protection. Unless Borrower provides Administrative Agent with evidence satisfactory to Administrative Agent of the insurance coverage required by this Agreement, Administrative Agent may purchase insurance at Borrower’s expense to protect Administrative Agent’s and the Lenders’ interests in the Mortgaged Property. This insurance may, but need not, protect Borrower’s interest in the Mortgaged Property. The coverages that Administrative Agent purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Mortgaged Property. Borrower or Administrative Agent (as appropriate) may later cancel any insurance purchased by Administrative Agent, but only after Administrative Agent receives satisfactory evidence that Borrower has obtained insurance as required by this Agreement. If Administrative Agent purchases insurance for the Mortgaged Property, Borrower will be responsible for the costs of that insurance, including any charges imposed by Administrative Agent in connection with the placement of insurance, until the effective date of the cancellation or expiration of such insurance. The costs of the insurance may, at Administrative Agent’s discretion, be added to Borrower’s total principal obligation owing to Administrative Agent and the Lenders, and in any event shall be secured by the liens on the Mortgaged Property created by the Loan Documents. It is understood and agreed that (i) the costs of insurance obtained by Administrative Agent may be more than the costs of insurance Borrower may be able to obtain on its own and (ii) in the case of flood insurance, the amount of coverage may be more than required by the Flood Laws.

(e)    No Liability; Assignment. Administrative Agent shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurers, or payment of losses, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, thereunder. Borrower hereby absolutely assigns and transfers to Administrative Agent, for the benefit of the Lenders, all of Borrower’s right, title and interest in and to any unearned premiums paid on policies and any claims thereunder and Administrative Agent and/or the Lenders shall have the right, but not the obligation, to assign any then existing claims under the same to any purchaser of the Mortgaged Property at any foreclosure sale; provided, however, that so long as no Default exists and is continuing hereunder, Borrower shall have the right under a license granted hereby, and Administrative Agent hereby grants to Borrower a license, to exercise rights under said policies and in and to said premiums subject to the provisions of this Agreement. Said license shall be revoked automatically upon the occurrence and during the continuance of a Default hereunder. In the event of a foreclosure of the Mortgage, or other transfer of title to the Mortgaged Property in extinguishment in whole or in part of the Loans, all right, title and interest of Borrower in and to the insurance policies then in force and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Administrative Agent on behalf of the Lenders or other transferee in the event of such other transfer of title.

(f)    No Separate Insurance. Borrower shall not carry any separate insurance on the Mortgaged Property concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Administrative Agent’s prior written consent, and any such policy shall have attached a standard non-contributing mortgagee clause, with loss payable to Administrative Agent, for the benefit of the Lenders, and shall otherwise meet all other requirements set forth herein.

(g)    Casualty Loss.

(i)    If all or any part of the Mortgaged Property shall be damaged or destroyed by fire or other casualty, Borrower shall give immediate written notice and make a claim to the insurance carrier and Administrative Agent. With respect to any such casualty loss for which Borrower has an insurance claim that exceeds One Million Dollars ($1,000,000.00), Borrower hereby authorizes and empowers Administrative Agent, at Administrative Agent’s option and in Administrative Agent’s sole discretion as attorney-in-fact for Borrower, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Administrative Agent’s expenses incurred in the collection of such proceeds; provided, however, that the foregoing authorization and empowerment of Administrative Agent to act as attorney-in-fact for Borrower shall not become effective until the occurrence and during the continuance of a Default or until such time as Borrower fails to diligently pursue the collection of such insurance proceeds in Administrative Agent’s opinion. The foregoing appointment is irrevocable, coupled with an interest, and continuing so long as the Commitments or Obligations remain outstanding, and such rights, powers and privileges shall be exclusive in Administrative Agent (for the benefit of the Lenders), its successors and assigns.

(ii)    As sole loss payee (or, if JPMorgan is the only Lender, as an additional loss payee) on all policies of casualty insurance, Administrative Agent shall receive all insurance proceeds from any casualty loss in excess of One Million Dollars ($1,000,000.00), and shall hold the same in an interest-bearing account pending disposition in accordance with this Section; provided, however, that if the insurance proceeds with respect to a particular event are One Million Dollars ($1,000,000) or less, Administrative Agent shall pay such proceeds within a reasonable time following receipt thereof to Borrower so long no Default has occurred and is continuing. Borrower authorizes Administrative Agent to deduct from such insurance proceeds received by Administrative Agent all of Administrative Agent’s costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with the collection thereof (the remainder of such insurance proceeds being referred to herein as “Net Casualty Proceeds.

(iii)    Administrative Agent shall cause the Net Casualty Proceeds from any casualty loss affecting the Mortgaged Property to be disbursed promptly for the cost of reconstruction of the Mortgaged Property if all of the following conditions are satisfied within ninety (90) days after the applicable casualty loss: (A) Borrower satisfies Administrative Agent that the reconstruction can be completed within a reasonable period of time after such casualty loss (but in no event later than the Maturity Date) and that after giving effect to such reconstruction the Mortgaged Property will be restored to its condition immediately prior to the casualty loss; (B) Borrower satisfies Administrative Agent that the Net Casualty Proceeds are sufficient to pay all costs of reconstruction, and if insufficient, Borrower deposits with Administrative Agent additional funds to make up such insufficiency; and (C) Borrower delivers to Administrative Agent all plans and specifications (if applicable) and construction contracts for the work of reconstruction and such plans and specifications (if applicable) and construction contracts are in form and content reasonably acceptable to Administrative Agent and with a contractor reasonably acceptable to Administrative Agent. The disbursement of Net Casualty Proceeds pursuant to this clause (iv) shall be in accordance with customary disbursement procedures and shall not be available after the occurrence and during the continuance of a Default. Any Net Casualty Proceeds not required to reconstruct the Mortgaged Property shall be delivered to Borrower after expiration of the lien period for the work of reconstruction (or, at Borrower’s option, after delivery of title insurance to Administrative Agent, for the benefit of the Lenders, over such liens where the lien period has not so expired). Upon the occurrence and during the continuance of a Default or in the event Borrower is unable to satisfy the conditions set forth in subclauses (A) through (C) hereof by the required date, Administrative Agent, on behalf of the Lenders, shall have the right (but not the obligation) to apply all Net Casualty Proceeds held by it to the payment of the Obligations. Borrower shall have the obligation to promptly and diligently complete the work of reconstruction necessitated by any casualty loss and restore the Mortgaged Property to the equivalent of its condition immediately prior to such casualty provided the applicable Net Casualty Proceeds are made available to Borrower for such purpose.

7.02    Condemnation and Other Awards.

Promptly upon receiving written notice of the institution or threatened institution of any proceeding for the condemnation of the Mortgaged Property or any part thereof, Borrower shall notify Administrative Agent of such fact. Borrower shall then file or defend its rights thereunder and prosecute the same with due diligence to its final disposition; provided, however, that Borrower shall not enter into any settlement of such proceeding without the prior approval of Administrative Agent. Administrative Agent shall be entitled, at its option, to appear in any such proceeding in its own name, on behalf of the Lenders, and upon the occurrence and during the continuation of a Default or if Borrower fails to diligently prosecute such proceeding, (a) Administrative Agent shall be entitled, at its option, to appear in and prosecute any such proceeding or to make any compromise or settlement in connection with such condemnation on behalf of Borrower, and (b) Borrower hereby irrevocably constitutes and appoints Administrative Agent as its attorney-in-fact, and such appointment is coupled with an interest, to commence, appear in and prosecute such action or proceeding or to make such compromise or settlement in connection with any such condemnation on its behalf. The foregoing appointment is irrevocable and continuing so long as the Commitments or Obligations remain outstanding, and such rights, powers and privileges shall be exclusive in Administrative Agent (for the benefit of the Lenders), its successors and assigns. If the Mortgaged Property or any material part thereof is taken or materially diminished in value in connection with such condemnation, or if a consent settlement is entered, by or under threat of such proceeding, the award or settlement payable to Borrower by virtue of its interest in the Mortgaged Property, shall be, and by these presents is, assigned, transferred and set over unto Administrative Agent, for the benefit of the Lenders. Any such award or settlement shall be first applied to reimburse Administrative Agent and the Lenders for all costs and expenses, including reasonable attorneys’ fees, incurred in connection with the collection of such award or settlement. The balance of such award or settlement (the “Net Condemnation Proceeds”) shall be paid to Administrative Agent, for the benefit of the Lenders for application in the manner set forth in Section 7.01(g) as if such award or settlement constituted insurance proceeds from a casualty loss; provided, however, that Administrative Agent shall have no obligation to make Net Condemnation Proceeds available for construction or reconstruction of the Mortgaged Property unless Administrative Agent has determined that the Mortgaged Property as so constructed or reconstructed after giving effect to the condemnation would have a value that is no less than its value would have been had there been no such condemnation. Borrower shall have the obligation to promptly and diligently complete the work of reconstruction necessitated by any condemnation and restore the Mortgaged Property to the equivalent of its condition immediately prior to such condemnation (or if the initial construction of the Improvements is not substantially complete at the time of such condemnation, continue the construction of the Improvements in accordance with the terms hereof) provided the applicable Net Condemnation Proceeds are made available to Borrower for such purpose.

ARTICLE VIII

DEFAULTS

8.01    Defaults.

Any of the following events, after passage of the applicable cure period set forth below, shall constitute a “Default” hereunder:

(a)    Failure to Make Payment. The failure by Borrower to pay in full any principal of the Loans when due; the failure by Borrower to pay in full any interest on the Loans or any fees or any other amounts due under the Loan Documents (other than principal) when due and such failure continues unremedied for a period of five (5) days after the due date thereof; or the failure by Borrower to make any other payment or deposit required hereunder or under any of the other Loan Documents within the period set forth in Loan Documents, or if no period is set forth in the Loan Documents, then within five (5) Business Days after demand therefor;

(b)    Involuntary Proceeding. An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Borrower or any Guarantor or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

(c)    Voluntary Proceedings. Borrower or any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (b) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(d)    Assignment for Benefit of Creditors. The execution by Borrower or Guarantor of an assignment for the benefit of creditors;

(e)    Unable to Pay Debts. The admission in writing by Borrower or Guarantor that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature;

(f)    Liquidation of Borrower or Guarantor. The liquidation, termination or dissolution of Borrower or Guarantor;

(g)    Transfer or Encumbrance of Interest in Mortgaged Property or Borrower.

(i)    Mortgaged Property. The sale, lease (except as permitted under this Agreement), exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance, either voluntarily or involuntarily, or the agreement to do so, of any right, title or interest of Borrower in and to the Mortgaged Property or any portion thereof, which occurrence is not rendered ineffective within ten (10) days after occurrence; provided, however, that Borrower shall be permitted to replace or dispose of defective, obsolete or worn out personal property, and Borrower shall be permitted to grant and/or record Permitted Encumbrances;

(ii)    Borrower. The sale, exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance, either voluntarily or involuntarily, or the agreement to do so, of any direct or indirect ownership interest in Borrower or any portion thereof; or any change (whether voluntary or involuntary) in the management or control of Borrower; or any division of Borrower (whether pursuant to a “plan of division” or other similar arrangement); provided, however, Borrower shall be permitted to make Permitted Transfers;

(h)    Levy; Attachment; Seizure. The levy, attachment or seizure pursuant to court order of (i) any right, title or interest of Borrower in and to the Mortgaged Property or any portion thereof or (ii) any direct or indirect ownership interests in Borrower, if such order is not vacated and the proceeding in which it was entered is not dismissed within thirty (30) days of the entry of such order;

(i)    Failure of Representations. Any representation or warranty contained herein or in any of the other Loan Documents, or in any certificate or other document executed by Borrower or Guarantor and delivered to Administrative Agent pursuant to or in connection with this Agreement, is not true and correct in all material respects, or omits to state a material fact necessary to make such representation not misleading, in each case, as of the date made or deemed made;

(j)    Claims; Liens; Encumbrances; Stop Notices. Unless Borrower is contesting the same in accordance with the provisions of Section 4.01(c) hereof, the filing of any claim of lien or encumbrance against the Mortgaged Property or any part thereof that is not released or insured over with a title insurance endorsement (obtained at Borrower’s cost and expense) within thirty (30) days after notice thereof from Administrative Agent to Borrower; or the service on Administrative Agent, any Lender or any disburser of funds of a notice or demand to withhold funds, which is not nullified within thirty (30) days after the date of such service;

(k)    Permits; Utilities; Insurance. (i) The neglect, failure or refusal of Borrower to keep in full force and effect any material permit, license, consent or approval required for the construction or operation of the Improvements that is not fully reinstated within thirty (30) days after Administrative Agent gives Borrower notice of the lapse of effectiveness of such material permit, license, consent or approval; or (ii) the curtailment in availability to the Mortgaged Property of utilities or other public services necessary for the full occupancy and utilization of the Improvements that is not restored to full availability within thirty (30) days after Administrative Agent gives Borrower notice of such curtailment of availability; or (iii) the failure by Borrower to maintain any insurance required under Section 7.01 hereof that is not cured within five (5) Business Days after Administrative Agent gives Borrower notice of such lapse;

(l)    Cessation of Loan Documents to be Effective. The cessation, for any reason, of any Loan Document to be in full force and effect in all material respects; the failure of any Lien intended to be created by the Loan Documents to exist or to be valid and perfected; the cessation of any such Lien, for any reason, to have the priority contemplated by this Agreement or the other Loan Documents, subject to Borrower’s right to contest liens in accordance with the terms of this Agreement; or the revocation by Guarantor of the Limited Guaranty or any other Loan Document executed by Guarantor;

(m)    ERISA. Any breach of the provisions of Section 4.11 hereof;

(n)    Prohibited Distributions. Any breach of the provisions of Section 4.06 hereof shall occur which is not cured by Borrower within ten (10) days after such breach;

(o)    Intentionally Omitted;

(p)    Operations of Borrower. Any breach of the provisions of Section 4.03 hereof shall occur which is not cured by Borrower within ten (10) days after Administrative Agent gives Borrower notice thereof;

(q)    Judgments. Any final, non-appealable judgment or order for the payment of money in excess of $250,000 is rendered against Borrower, and Borrower fails to paid such judgement or order within thirty (30) days of the date of thereof;

(r)    Intentionally Omitted;

(s)    Guarantor Financial Covenant. Guarantor shall be in breach of its financial covenants set forth in Section 10(c) of the Limited Guaranty, and such failure is not cured by Guarantor within thirty (30) days after such breach;

(t)    Intentionally Omitted.

(u)    Death of Individual Guarantor. Any Guarantor that is a natural person dies;

(v)    Swap Agreements. The occurrence or existence of any default, event of default or other similar condition or event (however described) with respect to any Swap Agreement, whether or not any Lender or Affiliate of any Lender is a party thereto;

(w)    Borrower Cross-Default. Failure by Borrower to pay when due any Indebtedness in an outstanding principal amount of $500,000 or more in the aggregate excluding the Loans (“Material Borrower Indebtedness”); or the default by Borrower in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any loan agreement or other debt instrument, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or permit the holder(s) of such Material Borrower Indebtedness to cause, such Material Borrower Indebtedness to become due prior to its stated maturity or any commitment to lend under any such loan agreement or other debt instrument to be terminated prior to its stated expiration date; or any Material Borrower Indebtedness shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof;

(x)    Anti-Corruption Laws and Sanctions. Any breach of the covenants set forth in Section 4.18 hereof; or

(y)    Failure to Perform Covenants. The failure of Borrower to fully perform any and all covenants and agreements hereunder or under any of the other Loan Documents, and, with respect to covenants and agreements other than those specifically referenced in this Section 8.01, or for which another cure period is provided, such failure is not cured by Borrower within thirty (30) days after Administrative Agent gives notice to Borrower thereof; provided that, in the event that such failure cannot be remedied with reasonable diligence during such thirty (30) day period, such failure shall not constitute a Default so long as Borrower commences to cure such failure during such thirty (30) day period, and thereafter diligently prosecutes such cure to completion and completes such cure within an additional thirty (30) days period.

ARTICLE IX

ACCELERATION AND REMEDIES

9.01    Acceleration.

If any Default described in Section 8.01(b) or (c) hereof occurs with respect to Borrower, the obligations of the Lenders to make the Loans hereunder shall automatically terminate and the Obligations (other than Swap Obligations included therein) shall immediately become due and payable without any election or action on the part of Administrative Agent or any Lender. If any other Default occurs, the Required Lenders (or Administrative Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make the Loans hereunder, or declare the Obligations (other than Swap Obligations included therein) to be due and payable, or both, whereupon the Obligations (other than Swap Obligations included therein) shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives. If the Required Lenders (in their sole discretion) shall so direct, Administrative Agent shall, by notice to Borrower, rescind and annul such acceleration and/or termination. Rights and remedies with respect to the Swap Obligations are set forth in the Swap Agreements.

9.02    Other Remedies

In addition to any other rights and remedies granted to Administrative Agent and the Lenders in the Loan Documents, Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Mortgaged Property, or any part thereof, or consent to the use by Borrower of any cash collateral arising in respect of the Mortgaged Property on such terms as Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Mortgaged Property or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Mortgaged Property so sold, free of any right or equity of redemption in Borrower, which right or equity is hereby waived and released. Borrower further agrees, at Administrative Agent’s request, to assemble the Mortgaged Property and make it available to Administrative Agent at places which Administrative Agent shall reasonably select, whether at Borrower’s premises or elsewhere. Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article IX, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Mortgaged Property or in any other way relating to the Mortgaged Property or the rights of Administrative Agent and the Lenders hereunder, including , without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of Borrower under the Loan Documents, in such order as Administrative Agent may elect, and only after such application and after the payment by Administrative Agent of any other amount required by any provision of law, including , without limitation, Section 9-615(a)(3) of the New York UCC, need Administrative Agent account for the surplus, if any, to Borrower. To the extent permitted by applicable law, Borrower waives all claims, damages and demands it may acquire against Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Mortgaged Property shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

9.03    Curing of Defaults.

Upon the occurrence of a Default hereunder, Administrative Agent without waiving any right of acceleration or foreclosure under the Loan Documents which Administrative Agent or the Lenders may have by reason of such Default or any other right Administrative Agent or the Lenders may have against Borrower because of said Default, shall have the right (but not the obligation) to take such actions and make such payments as shall be necessary to cure such Default, including, without limitation, the making of Advances. All amounts so expended shall constitute Obligations and shall be payable by Borrower on demand by Administrative Agent.

ARTICLE X

ADMINISTRATIVE AGENT

10.01    Authorization and Action.

(a)    Each Lender hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender authorizes Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which Administrative Agent is a party, and to exercise all rights, powers and remedies that Administrative Agent may have under such Loan Documents.

(b)    As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that Administrative Agent shall not be required to take any action that (i) Administrative Agent in good faith believes exposes it to liability unless Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any Affiliate of Borrower that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)    In performing its functions and duties hereunder and under the other Loan Documents, Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)    Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against Administrative Agent based on an alleged breach of fiduciary duty by Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;

(ii)    where Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of Administrative Agent to the Lenders in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law and

(iii)    nothing in this Agreement or any Loan Document shall require Administrative Agent to account to any Lender for any sum or the profit element of any sum received by Administrative Agent for its own account.

(d)    Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e)    None of any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f)    In case of the pendency of any proceeding with respect to Borrower or any Guarantor under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim under Sections 3.07, 3.08, 3.10, 3.12 and 11.03) allowed in such judicial proceeding; and

(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due to it, in its capacity as Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(g)    The provisions of this Article are solely for the benefit of Administrative Agent and the Lenders, and, except solely to the extent of Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of Borrower, Guarantor or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions.

10.02    Administrative Agent’s Reliance, Indemnification, Etc.

(a)    Neither Administrative Agent nor any of its Related Parties shall be (i) liable to any Lender for any action taken or omitted to be taken by such party, Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Borrower or any Guarantor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of Borrower or any Guarantor to perform its obligations hereunder or thereunder.

(b)    Administrative Agent shall be deemed not to have knowledge of any notice of Unmatured Default or Default unless and until written notice thereof (stating that it is a “notice of Unmatured Default” or “notice of Default”) is given to Administrative Agent by Borrower, or a Lender. Further, Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Unmatured Default or Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article II or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to Administrative Agent, or (vi) the creation, perfection or priority of the Lien on the Mortgaged Property.

(c)    Without limiting the foregoing, Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 11.04, (ii) may rely on the Register to the extent set forth in Section 11.04 (iii) may consult with legal counsel (including counsel to Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of Borrower or any Guarantor in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

10.03    Posting of Communications.

(a)    Borrower agrees that Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO BORROWER OR ANY GUARANTOR, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF BORROWER’S OR ANY GUARANTOR’S OR ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of Borrower or any Guarantor pursuant to any Loan Document or the transactions contemplated therein which is distributed by Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)    Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)    Each of the Lenders and Borrower agrees that Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with Administrative Agent’s generally applicable document retention procedures and policies.

(f)    Nothing herein shall prejudice the right of Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

10.04    Administrative Agent Individually.

With respect to its Commitment and Loans, the Person serving as Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. The Person serving as Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, Borrower, any Guarantor or any Affiliate of any of the foregoing as if such Person was not acting as Administrative Agent and without any duty to account therefor to the Lenders.

10.05    Successor Administrative Agent.

(a)    Administrative Agent may resign at any time by giving 60 days’ prior written notice thereof to the Lenders and Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of Borrower (which approval may not be unreasonably withheld and shall not be required while a Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b)    Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to Administrative Agent under any Loan Document for the benefit of the Lenders, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Lenders, and continue to be entitled to the rights set forth in such Loan Document, and, in the case of any collateral in the possession of Administrative Agent, shall continue to hold such collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Loan Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to Administrative Agent for the account of any Person other than Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to Administrative Agent shall directly be given or made to each Lender. Following the effectiveness of Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 11.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

10.06    Acknowledgements of Lenders.

(a)    Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon Administrative Agent, any Arranger, or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent, any Arranger, or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)    Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, Administrative Agent or the Lenders on the Closing Date.

10.07    Collateral Matters.

(a)    Except with respect to the exercise of setoff rights in accordance with Section 10.08 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Lender shall have any right individually to realize upon any collateral or enforce any part of this Agreement, the other Loan Documents or the Required Third Party Documents with respect to the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by Administrative Agent on behalf of the Lenders in accordance with the terms thereof. In its capacity, Administrative Agent is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the UCC. In the event that any collateral is hereafter pledged by any Person as collateral security for the Obligations, Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Lenders any Loan Documents necessary or appropriate to grant and perfect a Lien on such collateral in favor of Administrative Agent on behalf of the Lenders. With respect to any action by Administrative Agent to enforce the rights and remedies of Administrative Agent and the Lenders under this Agreement and the other Loan Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Note to Administrative Agent to the extent necessary to enforce the rights and remedies of Administrative Agent for the benefit of the Lenders under the Mortgage in accordance with the provisions hereof. Each Lender agrees to indemnify each of the other Lenders for any loss or damage suffered or cost incurred by such other Lender (including without limitation, attorneys’ fees and expenses and other costs of defense) as a result of the breach of this Section 10.07 by such Lender.

(b)    The Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by Administrative Agent under any Loan Document to any Permitted Encumbrance. Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the collateral, the existence, priority or perfection of Administrative Agent’s Lien thereon or any certificate prepared by Borrower or any Guarantor in connection therewith, nor shall Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the collateral.

10.08    Credit Bidding.

The Lenders hereby irrevocably authorize Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the collateral (a) at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including under Sections 363, 1123 or 1129 of the United States Bankruptcy Code, or any Debtor Relief Laws, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid by Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Lenders’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.02 of this Agreement), (iv) Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Lenders, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Lender or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Lender or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Lender is deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Lender shall execute such documents and provide such information regarding the Lender (and/or any designee of the Lender which will receive interests in or debt instruments issued by such acquisition vehicle) as Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

10.09    Lender Reply Period.

Except as otherwise provided in this Agreement, all communications from Administrative Agent to Lenders requesting Lenders’ determination, consent or approval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter as to which such determination, consent or approval is requested, (iii) shall include a legend substantially as follows, printed in capital letters or boldface type:

“THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE. FAILURE TO RESPOND WITHIN TEN (10) BUSINESS DAYS AFTER THE DELIVERY OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE MATTER DESCRIBED ABOVE.”

and (iv) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Each Lender shall reply promptly to any such request, but in any event within ten (10) Business Days after the delivery of such request by Administrative Agent (the “Lender Reply Period”). Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Lenders or all Lenders, Administrative Agent shall timely submit any required written notices to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended by Administrative Agent or such other course of action recommended by the Required Lenders or all of the Lenders, as the case may be, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

10.10    Foreclosure.

In the event that all or any portion of the Mortgaged Property is acquired by Administrative Agent as the result of a foreclosure or acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Obligations, title to any such Mortgaged Property or any portion thereof shall be held in the name of Administrative Agent or a nominee or subsidiary of Administrative Agent, as agent, for the benefit of the Lenders, or in an entity co-owned by the Lenders as determined by Administrative Agent. Administrative Agent shall prepare a recommended course of action for such Mortgaged Property (the “Post-Foreclosure Plan”) and submit it to the Lenders for approval by the Required Lenders. In the event that Administrative Agent does not obtain the approval of the Required Lenders to such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Administrative Agent, and Administrative Agent shall submit any and all such additional Post-Foreclosure Plan(s) to the Lenders for evaluation and the approval by the Required Lenders. In accordance with the approved Post-Foreclosure Plan, Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Mortgaged Property acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Mortgaged Property, and the collecting of rents and other sums from such Mortgaged Property and paying the expenses of such Mortgaged Property. Upon demand therefor from time to time, each Lender will contribute its ratable share (based on their respective Commitments immediately prior to the termination thereof) of all reasonable costs and expenses incurred by Administrative Agent pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of the Mortgaged Property. In addition, Administrative Agent shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Mortgaged Property, and each of the Lenders shall promptly contribute its ratable share (based on their respective Commitments immediately prior to the termination thereof) of any operating loss for the Mortgaged Property, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Mortgaged Property, Administrative Agent shall, in accordance with the Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders. All such distributions shall be made to the Lenders in proportion to their respective Commitments immediately prior to the termination thereof. The Lenders acknowledge that if title to any Mortgaged Property is obtained by Administrative Agent or its nominee, or an entity co-owned by the Lenders, such Mortgaged Property will not be held as a permanent investment but will be disposed of as soon as practicable and within a time period consistent with the regulations applicable to national banks for owning real estate. Administrative Agent shall undertake to sell such Mortgaged Property at such price and upon such terms and conditions as the Required Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Mortgaged Property in accordance with the immediately preceding sentence shall name Administrative Agent, as agent for the Lenders, as the beneficiary or mortgagee. In such case, Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of the Lenders in the same, which agreement shall be in all material respects similar to the rights of the Lenders with respect to the Mortgaged Property. Lenders agree not to unreasonably withhold or delay their approval of a Post-Foreclosure Plan or any third party offer to purchase the Mortgaged Property. An offer to purchase the Mortgaged Property at a gross purchase price of 95% of the fair market value of the property as set forth in a current appraisal, shall be deemed to be a reasonable offer.

10.11    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any Guarantor, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts),

PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any Guarantor, that none of Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c)    Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

10.12    Compliance with Flood Laws.

Administrative Agent has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the Flood Laws and will post on the applicable Platform (or otherwise distribute to each Lender documents that it receives in connection with the Flood Laws (“Flood Documents”); provided, however that Administrative Agent makes no representation or warranty with respect to the adequacy of the Flood Documents or their compliance with the Flood Laws. Each Lender acknowledges and agrees that it is individually responsible for its own compliance with the Flood Laws and that it shall, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, including the Flood Documents posted or distributed by Administrative Agent, continue to do its own due diligence to ensure its compliance with the Flood Laws.

ARTICLE XI

MISCELLANEOUS

11.01    Notices.

(a)    Generally. Except in the case of notices and other communications expressly permitted or required to be given by electronic communication (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)    if to Borrower, to it at KRE JAG One Upland Owner LLC, c/o Cottonwood Communities, Inc., 6340 South 3000 East, Suite 500, Salt Lake City, Utah 84121, Attention: Gregg T. Christensen and Adam Larson (Telecopy No. 801.278.0756) (Email Addresses: gchristensen@cottonwoodres.com and alarson@cottonwoodres.com), with a copy to Brownstein Hyatt Farber Schreck, 410 Seventeenth Street, Denver, Colorado 80202, Attention: Amy J. Diaz, Esq. (Telecopy No. (303) 223-8034) (Email Address: adiaz@bhfs.com).

(ii)    if to Administrative Agent, to it at JPMorgan Chase Bank, N.A., 700 N Pearl Street, 13th Floor, Dallas, Texas 75201, Attention of Disbursements/Loan Servicing (Telecopy No. (214) 965-3320) (Email Address: craig.cousins@jpmorgan.com; with a copy to Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110, Attention of Maurice H. Sullivan, III (Telecopy No. (617) 341-7701) (Email Address: skip.sullivan@morganlewis.com); and

(iii)    if to any other Lender, to it at its address (or telecopy number or email address) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)    Electronic Notices. Notices and other communications to the Lenders hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by Administrative Agent; provided that the foregoing shall not apply to notices for interest rate elections and advances unless otherwise agreed by Administrative Agent and the applicable Lender. Either Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)    Deemed Receipt. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor, provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day of the recipient.

(d)    Changes in Address. Any party hereto may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto.

11.02    Waivers; Amendments.

(a)    No Deemed Waivers; Remedies Cumulative. No failure or delay by Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 11.02(b) hereof, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Unmatured Default, regardless of whether Administrative Agent or any Lender may have had notice or knowledge of such Default or Unmatured Default at the time.

(b)    Waivers and Amendments. Subject to Section 3.09(b) and (c) and Section 11.02(c) below, no provision of this Agreement or any other Loan Document or any Required Third Party Document may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or by Borrower and Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby (including any such Lender that is a Defaulting Lender), (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) affected thereby, (iv) change Section 3.13(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender (including any such Lender that is a Defaulting Lender), (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (vi) release Guarantor from any of its obligations under the Loan Documents or release all or substantially all of the Mortgaged Property from the lien of the Loan Documents, without the written consent of each Lender (other than any Defaulting Lender), or (vii) permit an assignment by Borrower of any rights or obligations under the Loan Documents, without the written consent of each Lender (other than a Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of Administrative Agent hereunder without the prior written consent of Administrative Agent.

(c)    Actions by Administrative Agent; Required Consents. Each Lender authorizes Administrative Agent to enter into the Loan Documents (other than this Agreement) and the Required Third Party Documents on behalf of, and for the benefit of, the Lenders and to take all actions left to the discretion of Administrative Agent herein and therein on behalf of, and for the benefit of, the Lenders. If Administrative Agent and Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then Administrative Agent and Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other parties to this Agreement. Each Lender agrees that any action taken by Administrative Agent at the direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement), and any action taken by Administrative Agent not requiring consent by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement) shall be authorized by and binding upon all Lenders. Notwithstanding the foregoing provisions of this Section 11.02(c), Administrative Agent shall not have the authority to bind the Lenders with respect to any of the following matters without Administrative Agent obtaining the prior written consent of the Required Lenders:

(i)    any change in the identity of the Property Manager;

(ii)    the determination as to whether an Appraisal will be required pursuant to Section 3.15(a)(iv) or Section 3.15(b)(v) hereof;

(iii)    Intentionally Omitted;

(iv)    Intentionally Omitted;

(v)    Intentionally Omitted;

(vi)    Intentionally Omitted;

(vii)    the approval of any material amendment, modification, substitution or replacement of the Property Management Agreement;

(viii)    the approval of any action described in Section 4.03(a)(iii) hereof;

(ix)    the exercise of any rights and remedies against Borrower, Guarantor or the Mortgaged Property; provided, however, that Administrative Agent may, in its discretion but without obligation, in the absence of direction from the Required Lenders, take such interim action as it believes necessary to preserve the rights of the Lenders hereunder in and to the Mortgaged Property, including, without limitation, (A) the delivery of default notices to Borrower or any other Person, (B) petitioning a court for injunctive relief, the appointment of a receiver or preservation of the proceeds of any collateral, (C) the making of Advances for the payment of interest, and (D) the exercise of the cure rights of Administrative Agent under this Agreement, the other Loan Documents and the Required Third Party Documents; and

(x)    the expenditure of funds by Administrative Agent for which the Lenders are responsible under Section 11.03 hereof to cure Defaults not in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate; provided, however, that expenditures to pay any of the following items shall not be subject to the foregoing limitation in amount: (A) real estate taxes, assessments, charges and levies owing with respect to the Mortgaged Property, (B) insurance premiums owing with respect to insurance coverage required by the Loan Documents, (C) claims of lienholders with priority over the lien of the Mortgage, (D) expenditures necessary to respond to emergency conditions with respect to the Mortgaged Property, and (E) expenditures necessary to preserve the validity and priority of the lien of the Mortgage.

11.03    Expenses; Indemnity; Damage Waiver.

(a)    Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates, including appraisal fees, inspection fees, Inspecting Professional charges, title and escrow charges, the cost of any Approved Electronic Platform, and the reasonable fees, charges and disbursements of counsel for Administrative Agent in connection with the syndication of the credit facilities provided for herein (such syndication fees, charges and disbursements for which Borrower is responsible not to exceed $50,000 unless approved by Borrower or incurred pursuant to Section 3.17), the preparation and administration of this Agreement, the other Loan Documents and any Required Third Party Documents or any extensions, amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)    Borrower Indemnity. Borrower shall indemnify Administrative Agent, each Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, judgments, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (collectively, “Losses”), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by Borrower or any Guarantor or any of their respective equity holders, Affiliates, creditors or any other third person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The foregoing indemnity set forth in this Section 11.03(b) shall not apply (i) with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim and (ii) to any Losses, which are the subject of the Environmental Indemnity Agreement, it being the intention of the parties hereto that Borrower’s liability for environmental matters be governed exclusively by the Environmental Indemnity Agreement and not by this Agreement.

(c)    Indemnification by Lenders. Each Lender severally agrees to pay any amount required to be paid by Borrower or any Guarantor under paragraph (a) or (b) of this Section 11.03 to Administrative Agent and any Related Party of Administrative Agent (each, an “Agent Indemnitee”) (to the extent not reimbursed by Borrower or any Guarantor and without limiting the obligation of any Loan Party to do so), ratably according to their respective Applicable Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment in full of the Obligations.

(d)    Damage Waiver. To the extent permitted by applicable law, (i) Borrower shall not assert, and Borrower hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document (other than the Environmental Indemnity Agreement) or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this clause (d)(ii) shall relieve Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)    Payment of Amounts Due. All amounts due under this Section 11.03 shall be payable promptly after written demand therefor.

11.04    Successors and Assigns.

(a)    Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 11.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 11.04(c) hereof) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders.

(i)    Subject to the conditions set forth in Section 11.04(b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)    Borrower, provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof, and provided further that no consent of Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default has occurred and is continuing, any other assignee; and

(B)    Administrative Agent, provided that no consent of Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender (other than a Lender that is a Defaulting Lender) with a Commitment immediately prior to giving effect to such assignment.

(ii)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent) shall not be less than $5,000,000 unless each of Borrower and Administrative Agent otherwise consent, provided that no such consent of Borrower shall be required if a Default has occurred and is continuing;

(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)    the parties to each assignment shall execute and deliver to Administrative Agent, (x) an Assignment and Assumption, or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

(D)    the assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about Borrower, the Guarantor, and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 11.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) Borrower, Guarantor or any of their Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, with respect to clause (c), such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

(iii)    Subject to acceptance and recording thereof pursuant to Section 11.04(b)(iv), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.10, 3.11, 3.12, 4.11(c) and 11.03 hereof). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.04(c) hereof.

(iv)    Administrative Agent, acting for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(v)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 11.04 (b) hereof and any written consent to such assignment required by Section 11.04(b) hereof, Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 3.03(b), 3.13(d) or 11.03(c), Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section.

(c)    Participations.

(i)    Any Lender may, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10, 3.11 and 3.12 (subject to the requirements and limitations therein, including the requirements under Section 3.12(f) (it being understood that the documentation required under Section 3.12(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.04(b) hereof; provided that such Participant (A) agrees to be subject to the provisions of Section 3.14 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 3.10 or 3.12, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 3.14(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 hereof as though it were a Lender; provided that such Participant agrees to be subject to Sections 3.13(c) hereof as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under any Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)    In no event may a Participant be an Affiliate of Borrower or Guarantor.

(d)    Pledges by Lenders. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.05    Survival.

All covenants, agreements, representations and warranties made by Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or Unmatured Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 3.10, 3.11, 3.12, 4.11(c) and 11.03 and Article XI hereof shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination the Commitments or the termination of this Agreement or any provision hereof.

11.06    Counterparts; Integration; Effectiveness; Electronic Execution.

(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees paid to Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)    Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among Administrative Agent, the Lenders, Borrower and Guarantor, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

11.07    Severability.

Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

11.08    Right of Setoff.

If a Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and to the extent permitted under Section 10.07 hereof, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of Borrower against any of and all the obligations of Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliate, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 3.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Notwithstanding the foregoing, each Lender agrees to obtain approval of the Required Lenders (other than any Defaulting Lender) before exercising such rights.

11.09    Governing Law; Jurisdiction; Consent to Service of Process.

(a)    Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks; provided however, that the provisions for the creation, perfection and enforcement of, and the remedies related to, the liens and security interests created hereunder and the other Loan Documents, including rights to a deficiency after judicial or nonjudicial foreclosure, shall be governed by Massachusetts law.

(b)    Consent to Jurisdiction.

(i)    Each of the Lenders and Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against Administrative Agent by any Lender relating to this Agreement, any other Loan Document, the collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(ii)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or New York state court sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents, the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against Administrative Agent or any of its Related Parties may only) be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Borrower or any Guarantor or its properties in the courts of any jurisdiction.

(c)    Waiver of Objection to Venue. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.09(b) hereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

11.10    WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.11    Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

11.12    Confidentiality.

Each of Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to the Obligations or the enforcement of rights under the Loan Documents or any Swap Agreement, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to Borrower and its obligations, (g) with the consent of Borrower, (h) to holders of equity interests in Borrower, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent or any Lender on a non-confidential basis from a source other than Borrower. For the purposes of this Section, “Information” means all information received from Borrower relating to Borrower or its business, other than any such information that is available to Administrative Agent or any Lender on a non-confidential basis prior to disclosure by Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.13    Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

11.14    USA Patriot Act.

Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Administrative Agent or such Lender to identify Borrower in accordance with the Patriot Act.

11.15    No Fiduciary Duty, Etc.

(a)    Borrower acknowledges and agrees, and acknowledges Guarantor’s understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, Borrower or any other person. Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, Borrower acknowledges and agrees that no Credit Party is advising Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to Borrower with respect thereto.

(b)    Borrower further acknowledges and agrees, and acknowledges Guarantor’s understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, Borrower and other companies with which Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)    In addition, Borrower acknowledges and agrees, and acknowledges Guarantor’s understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to Borrower, confidential information obtained from other companies..

11.16    Replacement Documentation.

Upon receipt of an affidavit of an officer of Administrative Agent or any of the Lenders as to the loss, theft, destruction or mutilation of a Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor. In the event that Borrower issues such replacement Note or other security document, the Lender who is the payee on the lost, destroyed, mutilated or stolen Note or security document shall indemnify and hold harmless Borrower from any liability incurred by Borrower in connection with the lost, stolen, destroyed or mutilated Note or security document.

11.17    Swap Agreements.

All Swap Agreements, if any, between Borrower and any Lender or Affiliate of any Lender are independent agreements governed by the written provisions of said Swap Agreements, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of the Loan Documents, except as otherwise expressly provided in said written Swap Agreements, and any payoff statement from Administrative Agent relating to the Loans shall not apply to said Swap Agreements.

11.18    Statements.

Administrative Agent may from time to time provide Borrower with account statements or invoices with respect to any of the Obligations (the “Statements”). Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for Borrower’s convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Obligations. If Borrower pays the full amount indicated on a Statement on or before the due date indicated on such Statement, Borrower shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by Administrative Agent of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of Administrative Agent’s right to receive payment in full at another time.

11.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

11.20    Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Revolving Loan and Security Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

KRE JAG ONE UPLAND OWNER LLC,
a Delaware limited liability company

By:	CC One Upland, LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	Cottonwood Communities O.P., LP,
a Delaware limited partnership
	Its:	Sole Member

		By:	Cottonwood Communities, Inc.,
a Maryland corporation
		Its:	General Partner

			By:	/s/ Gregg T. Christensen
			Name:	Gregg T. Christensen
			Title:	Chief Legal Officer

[Signatures continue on following page]

[Signature Page to Revolving Loan and Security Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, and individually as a Lender

By:	/s/ Austin R. Lotito
Name:	Austin R. Lotito
Title:	Vice President

SCHEDULE 1.01(a)

LENDERS

Name:	Address	Commitment
JPMorgan Chase Bank, N.A.	700 North Pearl, 13th Floor (TX1-2625), Dallas, TX 75201	$67,600,000.00

SCHEDULE 1.01(b)

BORROWER’S ORGANIZATIONAL CHART

(see attached)

SCHEDULE 3.18

ELIGIBLE REAL ESTATE QUALIFICATION DOCUMENTS

With respect to any parcel of Real Estate of Borrower proposed to be included in the Collateral, each of the following, each in form substantially similar to the form previously delivered to Administrative Agent (to the extent applicable) unless (x) waived by Administrative Agent and the Required Lenders or (y) or previously delivered and approved as Required Lender BBP Deliverables:

Description of Property. A summary description of the Real Estate (including a structure chart showing the ownership of such Real Estate) and a Rent Roll.

Security Documents. Such Loan Documents relating to such Real Estate as Administrative Agent shall reasonably and customarily require, duly executed and delivered by the respective parties thereto. Without limiting the foregoing, such Loan Documents shall include (i) duly executed, acknowledged, and/or sworn to, as required, counterparts of the Mortgages and Assignment of Rents, which Mortgages shall have been delivered to Title Company and released for recordation in the official records of the city or county in which such Real Estate is located, with Administrative Agent agreeing that the principal amount secured by any Mortgage recorded in a jurisdiction with a material mortgage or similar tax shall be limited to an amount reasonably approved by Administrative Agent, and (ii) UCC-1 financing statements which shall have been furnished for filing in all filing offices that Administrative Agent may reasonably require.

Enforceability Opinion. If required by Administrative Agent, the favorable legal opinion of counsel to Borrower, from counsel reasonably acceptable to Administrative Agent and qualified to practice in the State in which such Real Estate is located, addressed to the Lenders and Administrative Agent covering the enforceability of such Loan Documents and such other matters as Administrative Agent shall reasonably request.

Perfection of Liens. Evidence reasonably satisfactory to Administrative Agent that the Loan Documents are effective to create in favor of Administrative Agent a legal, valid and enforceable first lien or security title and security interest in such Real Estate and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security title or security interests have been duly effected.

Survey and Taxes. The Survey of such Real Estate, together with the Surveyor Certification and evidence of payment of all real estate taxes, assessments and municipal charges on such Real Estate which on the date of determination are required to have been paid under Section 4.01.

Title Insurance; Title Exception Documents. The Title Policy (or “marked” commitment/pro forma policy for a Title Policy) covering such Real Estate, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy and a copy of any applicable ground lease.

UCC Certification. A certification from Title Company, records search firm, or counsel satisfactory to Administrative Agent that a search of the appropriate public records disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect any property, rights or interests of Borrower that are or are intended to be subject to the security interest, security title, assignments, and mortgage liens created by the Loan Documents relating to such Real Estate except to the extent that the same are discharged and removed prior to or simultaneously with the inclusion of the Real Estate in the Collateral.

Property Management Agreement. A true copy of each Property Management Agreement, if any, relating to such Real Estate, which shall be in form and substance reasonably satisfactory to Administrative Agent, which Administrative Agent has a right to approve pursuant to the Loan Agreement.

Lease Form. The form of Lease, if any, to be used by Borrower in connection with future leasing of such Potential Collateral, which shall be in form and substance reasonably satisfactory to Administrative Agent.

Certificates of Insurance. Each of (i) a current certificate of insurance as to the insurance maintained by Borrower on such Real Estate (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms; (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (iii) such further information and certificates from Borrower, or their insurers and insurance brokers as Administrative Agent may reasonably request, all of which shall be in compliance with the requirements of this Agreement.

Property Condition Report. For any Real Estate which has been completed for more than six (6) months, a property condition report, together with any seismic probable maximum loss assessment to the extent customarily required for similar property, with appropriate reliance letters if such reports are not addressed to Administrative Agent, from a firm or firms of professional engineers or architects selected by Borrower and reasonably acceptable to Administrative Agent (the “Inspector”) reasonably satisfactory in form and content to Administrative Agent and the Required Lenders, dated not more than three hundred sixty (360) days prior to the inclusion of such Real Estate in the Collateral, addressing such matters as Administrative Agent and the Required Lenders may reasonably require; provided, that Administrative Agent shall rely on property condition reports and seismic probable maximum loss assessments previously obtained by Borrower, so long as such reports and assessment and Administrative Agent’s reliance thereon is commercially reasonable.

Hazardous Substance Assessments. A hazardous waste or other environmental site assessment report addressed to Administrative Agent (or the subject of a reliance letter addressed to, and in a form reasonably satisfactory to, Administrative Agent) concerning Hazardous Materials and asbestos on such Real Estate dated or updated not more than three hundred sixty (360) days prior to the inclusion of such Real Estate in the Collateral, from a firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Materials and related environmental matters and acceptable to Administrative Agent in its reasonable discretion, such report to contain no qualifications except those that are acceptable to Administrative Agent and the Required Lenders in their reasonable discretion and to otherwise be in form and substance reasonably satisfactory to Administrative Agent in its sole discretion; provided, that Administrative Agent shall rely on such hazardous waste or other environmental site assessment report previously obtained by Borrower, so long as such reports and Administrative Agent’s reliance thereon is commercially reasonable.

Zoning and Land Use Compliance. Such evidence regarding zoning and land use compliance as Administrative Agent may reasonably request.

Certificate of Occupancy. Either (a) if reasonably available to Borrower and required by applicable law, a copy of the certificate(s) of occupancy issued to Borrower for such parcel of Real Estate permitting the use and occupancy of the Building thereon (or, if reasonably available to Borrower, a copy of the certificates of occupancy issued for such parcel of Real Estate and evidence reasonably satisfactory to Administrative Agent that any previously issued certificate(s) of occupancy is not required to be reissued to Borrower) or (b) other evidence reasonably satisfactory to Administrative Agent (including a statement from the applicable jurisdiction) that no certificates of occupancy are available and necessary to the use and occupancy thereof) and that there are no violations of law with respect to occupancy.

Appraisal. An Appraisal of such Real Estate, in form and substance satisfactory to Administrative Agent and the Required Lenders and dated not more than ninety (90) days prior to the inclusion of such Real Estate in the Collateral.

Budget. If requested by Administrative Agent, an operating and capital expenditure budget for such Real Estate in form and substance reasonably satisfactory to Administrative Agent.

Operating Statements. Operating statements for such Real Estate in the form of such statements delivered to the Lenders under Section 4.09 covering the last three (3) fiscal years and the interim period ending on the most recent fiscal quarter, to the extent Borrower owned such Real Estate during that period or Borrower actually receives such statements from the prior owner.

Environmental Disclosure. Such evidence regarding compliance with Section 4.10 as Administrative Agent may reasonably require.

Know Your Customer. Such information as Administrative Agent and the Lenders shall request with as to applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Additional Documents. Such other agreements, documents, certificates, reports or assurances as Administrative Agent may reasonably require.

EXHIBIT A

LEGAL DESCRIPTION

Parcel One

That certain parcel of land in Norwood, Norfolk County, Massachusetts shown as Lot 4A on a plan entitled “Campanelli Thorndike Norwood LLC, Lot 4A - Upland Woods Lower Road, Norwood, MA” prepared by Kelly Engineering Group, Inc. dated October 10, 2014 recorded with the Norfolk County Registry of Deeds in Plan Book 635, Page 22.

Parcel Two

Together with the benefits of the Access Easement for Use of Common Areas and other easements set forth in Paragraph 8 of the Park Covenants and Maintenance Agreement by and be-tween CFRI/CQ Norwood Upland, L.L.C. and Upland Woods Management LLC dated February 10, 2005 recorded in Book 22094, Page 439 and filed as Document No. 1055346, as amended by First Amendment to Park Covenants and Maintenance Agreement dated September 22, 2017 and recorded October 26, 2017 in Book 35548, Page 179.

Parcel Three

Together with the benefit of the Utility and Sewer Easement Agreement dated as of November 14, 2014 by and between CFRI/CQ Norwood Upland L.L.C. and Campanelli Thorndike Nor-wood LLC recorded in Book 32699 Page 206 as amended by Amendment to Utility and Sewer Easement Agreement between Campanelli-Trigate Norwood Upland, L.L.C. and Campanelli Thorndike Norwood LLC dated as of June 29, 2017 recorded June 30, 2017 in Book 35240 Page 176.

EXHIBIT B

PROMISSORY NOTE

$	[Date]

                                         LLC, a Delaware limited liability company (“Borrower”), promises to pay to the order of                                          (“Lender”)                                          DOLLARS ($                                    ), or if less, the aggregate unpaid principal amount of all Loans made by Lender to Borrower pursuant to the Agreement (as hereinafter defined), together with interest on the unpaid principal amount hereof in the manner set forth in the Agreement. Borrower shall pay the principal of and accrued and unpaid interest on the Loan in full on the Maturity Date.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Revolving Loan and Security Agreement of even date herewith (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among Borrower, the lenders referenced therein, including Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured and guaranteed pursuant to the Loan Documents, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

[NAME OF BORROWER]

By:
Name:
Title:

EXHIBIT C

INTENTIONALLY OMITTED

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower(s):

4.	Administrative Agent: , as the administrative agent under the Loan Agreement

5.

Credit Agreement: [The [amount] Revolving Loan and Security Agreement dated as of              among [name of Borrower(s)], the Lenders parties thereto, [name of Administrative Agent], as Administrative Agent, and the other agents parties thereto]

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
	$	$	%
	$	$	%
	$	$	%

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about Borrower, the Guarantor, and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By
Title:

ANNEX 1

[                    ]

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Loan Agreement or to charge interest at the rate set forth therein from time to time, or (v) the performance or observance by Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section [                    ] thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of [New York..

EXHIBIT E-1

FORM OF BORROWER COMPLIANCE CERTIFICATE

[BORROWER’S LETTERHEAD]

[Address]

                    , 20

COMPLIANCE CERTIFICATE

[Via Email: Middle.Market.Agency@jpmorgan.com]

OR

[Via Email: REB.Compliance@jpmorgan.com]

JPMorgan Chase Bank, N.A., as Administrative Agent

Attention: [                    ]

Ladies and Gentlemen:

This compliance certificate (this “Certificate”) is being delivered by [                    ] (“Borrower”) pursuant to Section 4.14[(a)([ ])] of that certain Revolving Loan and Security Agreement, dated as of [                    ], [among Borrower, Administrative Agent and the Lenders thereto (as the same may have been or may hereafter be amended, modified, supplemented, restated and/or replaced from time to time, the “Loan Agreement”). All capitalized terms used but not defined in this Certificate shall have the meanings given in the Loan Agreement.

This Certificate is being given for the fiscal [quarter] [year] ending on                     , 20     (the “Covenant Certification Date”). Borrower hereby certifies to Administrative Agent, for the benefit of the Lenders, as follows:

1.     The undersigned is currently the                      of Borrower and is fully authorized to act in such capacity and execute and deliver this Certificate.

2.    No Default or Unmatured Default has occurred and is continuing as of the date of this Certificate, except as set forth below [if blank, there are no exceptions]:

3.    All representations and warranties made by Borrower in the Loan Documents (and any certificate, document or financial or any other statement furnished pursuant to or in connection therewith) remain true and correct in all material respects (except for changes in conditions disclosed to Administrative Agent that would not cause a Default under the Loan Documents) on and as of the date of this Certificate with the same force and effect as if made on and as of such date.

4.     No material adverse change as to Borrower has occurred since the date of the last compliance certificate delivered to Administrative Agent pursuant to Section 4.09[(a)([    ])] of the Loan Agreement, and no event or condition that could reasonably be expected to have a material adverse change in the financial condition of Borrower has occurred, except as set forth below [if blank, there are no exceptions]:

5.     Attached hereto as Exhibit [A] are the [quarterly] [semi-annual] [annual] financial statements of Borrower required by Section 4.09[(a)([    ])] of the Loan Agreement for the fiscal [quarter] [two quarters] [year] ending on                     , 20    , which financial statements are true, accurate and complete as of the date thereof.

6.    Attached hereto as Exhibit [B] are the [quarterly] [semi-annual] [annual] [operating statements] [leasing reports] [rent rolls] required by Section 4.09[(a)([    ])] of the Loan Agreement, which [operating statements] [leasing reports] [rent rolls] are true, accurate and complete as of the date hereof.

7.    As demonstrated by the attached calculations and documentation supporting this Certificate, as of the Covenant Certification Date, [the Debt Service Coverage Ratio], as calculated in accordance with the Loan Agreement, was      to 1.00, which [satisfied] [did not satisfy] the Debt Service Coverage Ratio requirement of      to 1.00.

(a)    See Schedule [II] for [the Debt Service Coverage Ratio] calculations and supporting documents.

8.     As demonstrated by the attached calculations and documentation supporting this Certificate, as of the Covenant Certification Date, [the Debt Yield], as calculated in accordance with the Loan Agreement, was     %, which [satisfied] [did not satisfy] the Debt Yield requirement of     %.

(a)    See Schedule [III] for [the Debt Yield] calculations and supporting documents.

9.    As demonstrated by the attached calculations and documentation supporting this Certificate, as of the Covenant Certification Date, the [INSERT ANY OTHER FINANCIAL COVENANTS], as calculated in accordance with the Loan Agreement, equaled     , which [satisfied] [did not satisfy] the [                    ] requirement under Section [                    ] of the Loan Agreement.

(a)    See Schedule [V] for the [                    ] calculations and supporting documents.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned [has] [have] executed this Certificate this              day of             ,             .

BORROWER:

[ENTITY],
a

By:
Name:
Title:

[Signature Page to Compliance Certificate]

[Create separate exhibit cover pages as necessary]

EXHIBIT [                    ]

[FINANCIAL STATEMENTS]

[OPERATING STATEMENTS]

[LEASING REPORTS]

[                    ]

[Create separate schedule cover pages as necessary]

SCHEDULE [                    ]

[LOAN-TO-VALUE RATIO CALCULATIONS AND SUPPORTING DOCUMENTS]

[DEBT SERVICE COVERAGE RATIO CALCULATIONS AND SUPPORTING DOCUMENTS]

[DEBT YIELD CALCULATIONS AND SUPPORTING DOCUMENTS]

[                                                                                  ]

[EXHIBIT E-2]

FORM OF GUARANTOR COMPLIANCE CERTIFICATE

[GUARANTOR’S LETTERHEAD]

[Address]

                    , 20

COMPLIANCE CERTIFICATE

[Via Email: Middle.Market.Agency@jpmorgan.com]

OR

[Via Email: REB.Compliance@jpmorgan.com]

JPMorgan Chase Bank, N.A., as Administrative Agent

Attention: [                    ]

Ladies and Gentlemen:

This compliance certificate (this “Certificate”) is being delivered by [                    ] (“Guarantor”) pursuant to [Section 4.09(b)([ ]) of that certain Revolving Loan and Security Agreement, dated as of [                    ], among                     , Administrative Agent and the Lenders thereto (as the same may have been or may hereafter be amended, modified, supplemented, restated and/or replaced from time to time, the “Loan Agreement”). All capitalized terms used but not defined in this Certificate shall have the meanings given in the Loan Agreement.

This Certificate is being given for the fiscal [year] ending on                     , 20     (the “Covenant Certification Date”). Guarantor hereby certifies to Administrative Agent, for the benefit of the Lenders, as follows:

1.    [IF ENTITY GUARANTOR]: The undersigned is currently the                      of Guarantor and is fully authorized to act in such capacity and execute and deliver this Certificate.

2.    No Default or Unmatured Default has occurred and is continuing as of the date of this Certificate, except as set forth below [if blank, there are no exceptions]:

3.    All representations and warranties made by Guarantor in the Loan Documents (and any certificate, document or financial or any other statement furnished pursuant to or in connection therewith) remain true and correct in all material respects (except for changes in conditions disclosed to Administrative Agent that would not cause a Default under the Loan Documents) on and as of the date of this Certificate with the same force and effect as if made on and as of such date.

4.    No material adverse effect as to Guarantor has occurred since the date of the last compliance certificate delivered to Administrative Agent pursuant to [Section 4.09(b)([    ]) of the Loan Agreement, and no event or condition that could reasonably be expected to have a material adverse effect in the financial condition of Guarantor has occurred, except as set forth below [if blank, there are no exceptions]:

5.    Attached hereto as Exhibit [A] are the [quarterly] [annual] financial statements of Guarantor required by [Section 4.09(b)([    ]) of the Loan Agreement for the fiscal [quarter] [year] ending on                     , 20    , which financial statements are true, accurate and complete as of the date thereof.

6.    As demonstrated by the attached calculations and documentation supporting this Certificate, as of the Covenant Certification Date, [the market value of Guarantor’s Liquid Assets (as defined in the Guaranty)] was                     , which [satisfied] [did not satisfy] the Liquid Assets covenant under Section [    ] of the Guaranty.

(a)    See Schedule [I] for the [Liquid Assets] calculations and supporting documents.

7.    As demonstrated by the attached calculations and documentation supporting this Certificate, as of the Covenant Certification Date, the Guarantor’s [Net Worth (as defined in the Guaranty)] was                     , which [satisfied] [did not satisfy] the Net Worth covenant under Section [    ] of the Guaranty.

(a)    See Schedule [II] for the [Net Worth] calculations and supporting documents.

8.    As demonstrated by the attached calculations and documentation supporting this Certificate, as of the Covenant Certification Date, the Guarantor’s [Contingent Liabilities (as defined in the Guaranty)] were                     , which [satisfied] [did not satisfy] the Contingent Liabilities covenant under Section [    ] of the Guaranty.

(a)    See Schedule [III] for the [Contingent Liabilities] calculations and supporting documents.

9.    As demonstrated by the attached calculations and documentation supporting this Certificate, as of the Covenant Certification Date, the Guarantor’s [INSERT ANY OTHER GUARANTOR FINANCIAL COVENANTS] equaled                     , which [satisfied] [did not satisfy] the [                    ] covenant under Section [    ] of the Guaranty.

(a)    See Schedule [IV] for the [                    ] calculations and supporting documents.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned [has] [have] executed this Certificate this                      day of         ,             .

GUARANTOR:

By:
Name:
Title:

[Signature Page to Compliance Certificate]

[Create separate exhibit cover pages as necessary]

EXHIBIT [                    ]

[FINANCIAL STATEMENTS]

[OPERATING STATEMENTS]

[LEASING REPORTS]

[                                         ]

[Create separate schedule cover pages as necessary]

SCHEDULE [                    ]

[LIQUID ASSETS CALCULATIONS AND SUPPORTING DOCUMENTS]

[NET WORTH CALCULATIONS AND SUPPORTING DOCUMENTS]

[CONTINGENT LIABILITIES CALCULATIONS AND SUPPORTING DOCUMENTS]

[                                                                                          ]

EXHIBIT F-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving and Term Loan and Security Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT F-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving and Term Loan and Security Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT F-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving and Term Loan and Security Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT F-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving and Term Loan and Security Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS FORM W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]